As filed with the Securities and Exchange Commission on May 28, 2019

Registration Nos. 333-228485 and 333-228485-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	52-1206400 (I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Air T Funding

(Exact Name of Co-Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	83-6651478 (I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Nick Swenson

Chief Executive Officer

Air T, Inc.

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Martin R. Rosenbaum

Maslon LLP

3300 Wells Fargo Center, 90 South Seventh St.

Minneapolis, MN 55402

(612) 672-8326

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(5)
Alpha Income Trust Preferred Securities, par value $2.50 per share, underlying Warrants	8,400,000 (1)	$2.40(2)	$20,160,000	$2,443.39
Warrants to purchase Alpha Income Trust Preferred Securities (3)	8,400,000	--	--	--
Guaranty of Air T, Inc. with respect to the Alpha Income Trust Preferred Securities (4)	--	--	--	--
TOTAL	8,400,000		$20,160,000	$2,443.39

(1)

Represents the issuance by the Registrant of shares of Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Capital Securities), par value $2.50 per share, of the Registrant (the “Capital Securities”) underlying warrants (the “Warrants”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional Capital Securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Based on the exercise price of a Warrant in accordance with Rule 457(g) under the Securities Act. The exercise price of the Warrants is $2.40 to purchase one Capital Security, which price represents a discount on the $2.50 face value amount per Capital Security that may be purchased upon exercise of the Warrants.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(4)

This Registration Statement is deemed to cover the Capital Securities, the rights of holders of the Capital Securities under the Indenture and Trust Agreement, the Guarantee, the Expense Agreement entered into by the Registrant and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.

(5)	$1,978 of Registration Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 28, 2019

AIR T, INC.

Air T Funding

Distribution of 8,400,000 Warrants

8,400,000 Shares of Alpha Income Trust Preferred Securities Issuable upon Exercise of

8,400,000 Outstanding Warrants

Aggregate Face Value of $21,000,000

This prospectus relates to the issuance by Air T, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) of 8,400,000 shares of our Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Capital Securities), par value $2.50 per share (the “Capital Securities” or, individually each a “Capital Security”), upon the exercise of 8,400,000 warrants (the “Warrants”) to purchase an aggregate of 8,400,000 Capital Securities, and to the initial distribution of the Warrants. Contemporaneously with the effectiveness of this prospectus, we are distributing the Warrants registered hereunder to holders of our Common Stock as a dividend as well as Capital Securities that are not registered hereunder. In the dividend distribution, each holder of our Common Stock will receive (a) the number of Warrants per share of Common Stock that is equal to 8,400,000 divided by the number of outstanding shares of Common Stock on the date of the distribution, rounded to the nearest Warrant, and (b) the number of Capital Securities per share of Common Stock that is equal to 1,600,000 divided by the number of outstanding shares of Common Stock on the date of the distribution, rounded to the nearest Capital Security. The 1,600,000 Capital Securities distributed as a dividend are not registered hereunder. Each Warrant entitles the holder to purchase one Capital Security at an exercise price of $2.40 per Capital Security, which represents a discount on the $2.50 face value per Capital Security. We will receive the proceeds from the exercise of the Warrants.

The Capital Securities registered hereunder represent undivided beneficial interests in the assets of Air T Funding, a statutory business trust formed under the laws of the State of Delaware (“Air T Funding”). The Company will be the owner of all of the beneficial interests represented by common securities of Air T Funding (the “Common Securities” and, collectively with the Capital Securities, the “Trust Securities”). Air T Funding exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in 8% Junior Subordinated Debentures (the “Debentures”) to be issued by the Company. The Debentures will mature on June 7, 2049, which date may be shortened (such date, as it may be shortened, the “Stated Maturity”) to a date not earlier than June 7, 2024. The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by the Company. See “Description of the Capital Securities -- Subordination of Common Securities of Air T Funding Held by the Company.”

Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the 15th day of February, May, August and November of each year (subject to possible deferral as described below), commencing August 15, 2019, at the annual rate of 8% of the Liquidation Amount of $2.50 per Capital Security (“Distributions”). The amount of each Distribution due with respect to the Capital Securities will include amounts accrued through the date the Distribution payment is due. At any time on or after June 7, 2024, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8% per annum, compounded quarterly.

The Company has, through the Guarantee, Trust Agreement, Junior Subordinated Debentures, Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of Air T Funding’s obligations under the Capital Securities. See “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee.” Under the Guarantee, the Company guarantees the payment of Distributions by Air T Funding and payments on liquidation of or redemption of the Capital Securities (subordinate to the right to payment of Senior and Subordinated Debt of the Company, as defined herein) to the extent of funds held by Air T Funding. The Guarantee does not cover payment of Distributions when Air T Funding does not have sufficient funds to pay such Distributions. See “Description of Guarantee.” If the Company does not make required payments on the Junior Subordinated Debentures held by Air T Funding, Air T Funding will have insufficient funds to pay Distributions on the Capital Securities. In such event, a holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See “Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of the Capital Securities.” The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in “Description of Junior Subordinated Debentures -- Subordination”) of the Company.

At any time on or after June 7, 2024, the Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the underlying Junior Subordinated Debentures at maturity or to the extent of their earlier redemption in an amount equal to the amount of Junior Subordinated Debentures maturing or being redeemed. The redemption price will equal the aggregate liquidation preference of the Capital Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, (i) on or after June 7, 2024, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See “Description of the Capital Securities -- Redemption.”

The Company will have the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of Air T Funding. See “Description of the Capital Securities -- Redemption.” The Junior Subordinated Debentures are unsecured and subordinated to all Senior and Subordinated Debt. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior and Subordinated Debt that the Company can issue. See “Description of Junior Subordinated Debentures -- Subordination.”

In the event of the termination of Air T Funding, after satisfaction of liabilities to creditors of Air T Funding as required by applicable law, the holders of Capital Securities will be entitled to receive a liquidation amount of $2.50 per Capital Security (“Liquidation Amount”), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such Like Amount (as defined herein) of Junior Subordinated Debentures, subject to certain exceptions. See “Description of the Capital Securities -- Liquidation Distribution Upon Termination.”

The Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company (the “Depositary”) or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described herein, the Capital Securities in certificate form will not be issued in exchange for global certificates. See “Book-Entry Issuance.”

As used herein, (i) the “Indenture” means the Subordinated Indenture dated as of the date of this prospectus, as amended and supplemented from time to time, among the Company and Delaware Trust Company, a Delaware chartered trust company, as trustee (the “Indenture Trustee” and also referred to as the “Delaware Trustee” and “Property Trustee”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company solely in its capacity as paying agent (the “Paying Agent”); and (ii) the “Trust Agreement” means the Interim Trust Agreement dated as of September 28, 2018, among the Company, as Depositor, Delaware Trust Company, as Delaware Trustee and the individual Operating Trustees, as superseded and replaced by the Trust Agreement dated as of the date of this prospectus, as amended and supplemented from time to time, among the Company, as Depositor, Delaware Trust Company, as Property Trustee, Delaware Trust Company, as Delaware Trustee and the individual Administrative Trustees.

We will bear all costs, expenses and fees in connection with the registration of these Capital Securities, including with regard to compliance with state securities or “blue sky” laws, if any.

The Capital Securities and Warrants will be approved for listing upon issuance on The NASDAQ Global Market (“NASDAQ”) under the symbols “AIRTP” and “AIRTW,” respectively. As of the date of this prospectus, no public market exists for the Capital Securities and Warrants. See “Risk Factors -- Absence of Existing Public Market.”

Information included or incorporated by reference in this prospectus includes “forward looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue,” or the negative thereof or other variations thereon or comparable terminology. The statements in “Risk Factors” beginning on page 12 of the prospectus and other statements and disclaimers in the prospectus constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS“ BEGINNING ON PAGE 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

TABLE OF CONTENTS

PROSPECTUS SUMMARY	7
RISK FACTORS	12
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	32
USE OF PROCEEDS	33
DETERMINATION OF OFFERING PRICE	33
PLAN OF DISTRIBUTION	33
DESCRIPTION OF WARRANTS	33
DESCRIPTION OF CAPITAL SECURITIES	34
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	60
LEGAL MATTERS	64
EXPERTS	64
WHERE YOU CAN FIND MORE INFORMATION	64
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	65

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. We are not offering to sell, or seeking offers to buy, our Capital Securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Capital Securities.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Air T, Inc. (the “Company,” “Air T,” “we” or “us”) owns a portfolio of powerful businesses, each of which is independent yet interrelated. Our operating and earnings assets are designed to expand, strengthen and diversify our cash earnings power. Our goal is to build on Air T’s core businesses and grow after-tax cash flow per share.

We currently operate wholly owned subsidiaries in six industry segments:

•	Overnight air cargo, which operates in the air express delivery services industry;

•	Ground equipment sales, which manufactures and provides mobile deicers and other specialized equipment products to passenger and cargo airlines, airports, the military and industrial customers;

•	Ground support services, which provides local ground support equipment maintenance and facilities maintenance services to domestic airlines and aviation service providers;

•

Commercial jet engine and airframe asset management and logistics, which manages and leases aviation assets; supplies surplus and aftermarket commercial jet engine components; provides commercial aircraft disassembly/part-out services; commercial aircraft parts sales; procurement services and overhaul and repair services to airlines and commercial aircraft companies;

•	Printing equipment and maintenance segment, which designs, manufactures and sells advanced digital print production equipment and provides maintenance services to commercial customers; and

•	Corporate, which acts as the capital allocator and resource for other segments.

Each business segment has separate management teams and infrastructures that offer different products and services. We evaluate the performance of our business segments based on operating income as shown in the table below.

(Dollars in thousands)
	Nine Months Ended December 31,		Change
	2018	2017

Overnight Air Cargo	$52,573	$52,852	$(279)	-
Ground Equipment Sales	35,502	34,377	1,125	3%
Ground Support Services	25,658	26,558	(900)	-3%
Commercial Jet Engines and Parts	58,953	21,781	37,172	171%
Printing Equipment and Maintenance	544	5,340	(4,796)	-90%
Corporate and other	601	152	449	295%
	$173,831	$141,060	$32,771	23%

 (1) In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. We adopted this new guidance as of April 1, 2018. The adoption of this new guidance did not have a material effect on our financial condition or results of operations.

Air T Funding

Air T Funding is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 28, 2018. Air T Funding’s business and affairs are conducted by the Property Trustee, Delaware Trustee and two individual Administrative Trustees who are officers of the Company. Air T Funding exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of Air T Funding, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of Air T Funding. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See “Description of the Capital Securities -- Subordination of Common Securities of Air T Funding Held by the Company.” Air T Funding has a term of 30 years, but may terminate earlier as provided in the Trust Agreement.

Additional Information

Air T was incorporated under the laws of the State of Delaware in 1980. The principal place of business of Air T and of Air T Funding is 5930 Balsom Ridge Road, Denver, North Carolina. We maintain an internet website at http://www.airt.net and our SEC filings may be accessed through links on our website. The information on our website is available for information purposes only and is not incorporated by reference into, and does not constitute a part of, this prospectus.

The Offering

We are registering the issuance by us of 8,400,000 Warrants, each to purchase one share of Alpha Income Trust Preferred Securities, and 8,400,000 shares of Alpha Income Trust Preferred Securities and also referred to as the Alpha Income Trust Preferred Securities (the “Capital Securities”), issuable upon exercise of the Warrants.

Capital Securities issuer	Air T Funding.

Securities offered

8,400,000 Warrants to purchase Capital Securities and 8,400,000 Capital Securities, which may be purchased upon the exercise of the Warrants. The Capital Securities represent undivided beneficial interests in Air T Funding’s assets, which will consist solely of the Junior Subordinated Debentures and payments thereunder.   Contemporaneously with the effectiveness of this prospectus, we are distributing the Warrants to holders of our Common Stock as a dividend.

Warrants Outstanding Prior to Distribution of the Warrants on the date of this Prospectus	None

Warrants Outstanding After Distribution of the Warrants on the date of this Prospectus	8,400,000

Capital Securities Outstanding Prior to Exercise of the Warrants

1,600,000 Capital Securities, as of the date of this Prospectus. Contemporaneously with the effectiveness of this prospectus, we are also distributing 1,600,000 Capital Securities to holders of our Common Stock as a dividend. The 1,600,000 Capital Securities distributed as a dividend are not registered hereunder.

Capital Securities to be Outstanding Assuming Exercise of all of the Public Warrants	10,000,000 Capital Securities.

Terms of the Warrants	Each Warrant entitles the holder to purchase one Capital Security for $2.40 per share, at any time commencing on the date of this prospectus, which price represents a discount to the $2.50 face value of each Capital Security. The Warrants will expire on June 7, 2020 or earlier upon redemption or liquidation.

Distributions

The Distributions payable on each Capital Security will be fixed at a rate per annum of 8% of the Liquidation Amount of $2.50 per Capital Security, will be cumulative, will accrue from the date of issuance of the Capital Securities, and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on August 15, 2019 (subject to possible deferral as described below). The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due. Additionally, from time to time the Board may in its sole discretion may declare Distributions in addition to the Distributions equal to the 8.0% per annum Liquidation Amount of the Trust Securities. See “Description of the Capital Securities -- Distributions.”

Extension periods

So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right, at any time on or after, June 7, 2024, to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company’s capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accrue with income thereon compounded quarterly.

Maturity	The Junior Subordinated Debentures will mature on June 7, 2049, which date may be shortened (such date, as it may be shortened, the “Stated Maturity”) to a date not earlier than June 7, 2024.

Redemption

At any time on or after June 7, 2024, the Capital Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption in an amount equal to the amount of Junior Subordinated Debentures maturing on or being redeemed at a redemption price equal to the aggregate Liquidation Amount of the Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after June 7, 2024, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and during the continuance of a Tax Event or an Investment Company Event or Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued but unpaid interest to the date fixed for redemption. See “Description of the Capital Securities – Redemption” and “Description of Junior Subordinated Debentures -- Redemption.”

Distribution of Junior Subordinated Debentures

The Company has the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to holders of Capital Securities in liquidation of Air T Funding. See “Description of the Capital Securities – Distribution of Junior Subordinated Debentures.”

Guarantee

Taken together, the Company’s obligations under various documents described herein, including the Guarantee, provide a full guarantee of payments by Air T Funding of distributions and other amounts due on the Capital Securities. Under the Guarantee, the Company guarantees the payment of Distributions by Air T Funding and payments on liquidation of or redemption of the Capital Securities (subordinate to the right to payment of Senior and Subordinated Debt of the Company, as defined herein) to the extent of funds held by Air T Funding. If Air T Funding has insufficient funds to pay Distributions on the Capital Securities (i.e., if the Company has failed to make required payments under the Junior Subordinated Debentures), a holder of the Capital Securities would have the right to institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See “Description of Junior Subordinated Debentures --Securities,” “Description of Junior Subordinated Debentures -- Debenture Events of Default” and “Description of Guarantee.”

Ranking

The Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities of Air T Funding held by the Company, except as described under “Description of the Capital Securities -- Subordination of Common Securities of Air T Funding held by the Company.” The obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt, the amount of which is unlimited. At September 30, 2018, the aggregate outstanding Senior and Subordinated Debt of the Company was approximately $59.8 million. In addition, because the Company is a holding company, all obligations of the Company relating to the securities described herein will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries. The Company may cause additional capital securities to be issued by trusts similar to Air T Funding in the future, and there is no limit on the amount of such securities that may be issued. In this event, the Company’s obligations under the junior subordinated debentures to be issued to such other trusts and the Company’s guarantees of the payments by such trusts will rank pari passu with the Company’s obligations under the Junior Subordinated Debentures and the Guarantee, respectively.

Voting Rights

The holders of the Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or termination of Air T Funding and certain other matters described herein. See “Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement.”

Proposed NASDAQ National Market Symbol for Capital Securities	“AIRTP”

Proposed NASDAQ National Market Symbol for Warrants	“AIRTW”

Use of Proceeds

The proceeds to Air T Funding from the sale of the Capital Securities offered hereby upon exercise of the Warrants will be invested by Air T Funding in the Junior Subordinated Debentures of the Company. The Company intends to use the net proceeds from the issuance of the Junior Subordinated Debentures for general corporate purposes, which may include without limitation possible future acquisitions, funding investments in, or extension of credit to, the Company’s subsidiaries, repayment of maturing obligations and redemption of securities. Neither the Company nor Air T Funding will receive any proceeds from the initial issuance and distribution of Warrants, which are being distributed as a dividend not in exchange for any value. See “Use of Proceeds.”

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 12.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information set forth below as well as (i) set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Currents Reports on Form 8-K, and our definitive proxy statements, all which are filed with the SEC and incorporated by reference into this prospectus, and (ii) contained herein or in any supplement to this prospectus, including information in any documents subsequently incorporated by reference into this prospectus. The information incorporated by reference into this prospectus specifically includes the risk factors contained in our Annual Report on Form 10-K.

For a description of the above-described reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in this prospectus and in the documents presently incorporated by reference in this prospectus are those that we currently believe may materially impact the Company. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Dependence on Significant Customers

We are significantly dependent on our contractual relationship with FedEx Corporation, the loss of which would have a material adverse effect on our business, results of operations and financial position. In the fiscal year ended March 31, 2018, 38% of our consolidated operating revenues, and 100% of the operating revenues for our overnight air cargo segment, arose from services we provided to FedEx. While FedEx has been our customer since 1980 under similar terms, our current agreements may be terminated by FedEx upon 90 days’ written notice and FedEx may at any time terminate the lease of any particular aircraft thereunder upon 10 days’ written notice. In addition, FedEx may terminate the dry-lease agreement with MAC or CSA upon written notice if 60% or more of MAC or CSA’s revenue (excluding revenues arising from reimbursement payments under the dry-lease agreement) is derived from the services performed by it pursuant to the respective dry-lease agreement, FedEx becomes its only customer, or it employs less than six employees. As of the date of this prospectus, FedEx would be permitted to terminate each of the new dry-lease agreements under this provision. The loss of these contracts with FedEx would have a material adverse effect on our business, results of operations and financial position.

Recent Adverse Developments. On April 19, 2019, FedEx informed the Company that a strategic realignment would occur in the Caribbean region. The change will affect service provided by Company’s wholly-owned subsidiary, Mountain Air Cargo, Inc. (“MAC”), in that region and pursuant to the planned realignment, MAC assets and services will be transferred to a new carrier. Details of the proposed realignment are still being determined, but MAC presently expects that the transfer will take approximately six (6) months to complete. MAC currently estimates that approximately eleven (11) aircraft will be transitioned to the new carrier. Up to $2,000,000 in revenue and $540,000 in net income are currently estimated to be involved, although these amounts are still uncertain.

Changes in our agreements with FedEx subject us to greater operating risks. On June 1, 2015, MAC and CSA entered into new dry-lease agreements with FedEx with terms different from our prior dry-lease service contracts.  The dry-lease agreements provide for the lease of specified aircraft by us in return for the payment of monthly rent with respect to each aircraft leased, which monthly rent was increased from the prior dry-lease service contracts to reflect an estimate of a fair market rental rate. The dry-lease agreements provide for the reimbursement by FedEx of our costs, without mark up, incurred in connection with the operation of the leased aircraft for the following: fuel, landing fees, third-party maintenance, parts and certain other direct operating costs. Unlike the prior dry-lease contracts, under the new dry-lease agreements, certain operational costs incurred by us in operating the aircraft are not reimbursed by FedEx at cost, and such operational costs are borne solely by us.

The dry-lease agreements with FedEx provide for the lease of specified aircraft in return for the payment of monthly rent with respect to each aircraft leased. The dry-lease agreements provide for the reimbursement by FedEx of our costs, without mark up, incurred in connection with the operation of the leased aircraft for the following: fuel, landing fees, third-party maintenance, parts and certain other direct operating costs. Certain operational costs incurred by us in operating the aircraft are not reimbursed by FedEx at cost, and such operational costs are borne solely by us. The current dry-lease agreements provide for the payment by FedEx to us of a monthly administrative fee based on the number and type of aircraft leased and routes operated. The amount of the monthly administrative fee under the current dry-lease agreements is greater than under the prior dry-lease service contracts with FedEx, in part to reflect the greater monthly lease payment per aircraft and that certain operational costs are to be borne by MAC and CSA and not reimbursed.  Accordingly, as a result in the change in our arrangements with FedEx in 2015, we are subject to the risk of rising operational costs that are not reimbursed to us at cost and may be in excess of the allocable portion of the increased administrative fee, which could adversely affect results of operations.  In addition, since MAC and CSA entered into the new dry-lease agreements in 2015, they have periodically entered into amendments to the agreements with FedEx that have adjusted the administrative fees payable under these agreements. These adjustments, which have generally been made on an annual basis, have resulted in annual period-to-period volatility in MAC and CSA’s profitability. Although MAC and CSA have entered into such an amendment effective as of June 1, 2017 which positively affected MAC and CSA’s profitability compared to results for the fiscal year ended March 31, 2017 as discussed within Management’s Discussion and Analysis, future amendments may reduce the administrative fees and accordingly negatively affect MAC and CSA’s profitability.

Because of our dependence on FedEx, we are subject to the risks that may affect FedEx’s operations. Because of our dependence on FedEx, we are subject to the risks that may affect FedEx’s operations.  These risks are discussed in “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Risk Factors” in FedEx Corporation’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017.  These risks include but are not limited to the following:

●	Economic conditions in the global markets in which it operates;
●	Dependence on its strong reputation and value of its brand;
●	Potential disruption to the Internet and FedEx’s technology infrastructure, including customer websites, including cyberattacks;
●	The price and availability of fuel;
●	Its ability to manage its assets, including aircraft, to match shifting and future shipping volumes;
●	Intense competition from other providers of transportation and business services;
●	Changes in governmental regulations that may affect its business;
●	Its ability to make prudent strategic acquisitions and realize the expected benefits;
●	Its ability to maintain good relationships with its employees and prevent attempts by labor organizations to organize groups of its employees;
●	The continued classification of owner-operators in its ground delivery business as independent contractors rather than as employees;
●	The impact of the United Kingdom’s planned withdrawal from the European Union;
●	The impact of terrorist activities including the imposition of stricter governmental security requirements;
●	Regulatory actions affecting global aviation rights or a failure to obtain or maintain aviation rights in important international markets;
●	Global climate change or legal, regulatory or market responses to such change;
●	Localized natural or man-made disasters in key locations, including its Memphis, Tennessee super-hub;
●	Disruptions or modifications in service by the United States Postal Service, a significant customer and vendor of FedEx; and
●	Widespread outbreak of an illness or other communicable disease or any other public health crisis.

A material reduction in the aircraft we fly for FedEx could materially adversely affect our business and results of operations. Under our agreements with FedEx, we are not guaranteed a number of aircraft or routes we are to fly and FedEx may reduce the number of aircraft we lease and operate upon 10 days’ written notice.  Our compensation under these agreements, including our administrative fees, depends on the number of aircraft leased to us by FedEx.  Any material permanent reduction in the aircraft we operate could materially adversely affect our business and results of operations.  A temporary reduction in any period could materially adversely affect our results of operations for that period.

Our ground support services segment has been dependent upon the revenues from two significant customers, the loss of which could materially impact the segment’s results. In the fiscal year ended March 31, 2018, approximately 47% of GAS’s revenues were derived from services under contracts with two customers.  The loss of these customers, or a major decline in business activity with these customers, could materially adversely impact the results of the segment.

Other Business Risks

Our business, financial condition and results of operations are dependent upon those of our individual businesses, and our aggregate investment in particular industries. We are a holding company with investments in businesses and assets in a number of industries. Our business, financial condition and results of operations are dependent upon our various businesses and investments. Any material adverse change in one of our businesses or investments, or in a particular industry in which we operate or invest, may cause material adverse changes to our business, financial condition and results of operations. The more capital we devote to a particular investment or industry may increase the risk that such investment could significantly impact our financial condition and results of operations, possibly in a material adverse way.

Sales of deicing equipment can be affected by weather conditions. Our deicing equipment is used to deice commercial and military aircraft. The extent of deicing activity depends on the severity of winter weather. Mild winter weather conditions permit airports to use fewer deicing units, since less time is required to deice aircraft in mild weather conditions. As a result, airports may be able to extend the useful lives of their existing units, reducing the demand for new units.

Our results of operations may be affected by the value of securities we hold for investment and we may be unable to liquidate our investments in a timely manner at full value. We invest a significant portion of our capital not needed for operations in marketable securities, including equity securities of publicly traded companies. At March 31, 2018, the fair value of these marketable securities was approximately $2.6 million. Our results of operations may be affected by gains or losses recognized upon the sale of these investments or by losses recognized upon the determination that any such investment has become impaired or suffered an “other-than-temporary” impairment. At March 31, 2018, we had gross unrealized gains associated with marketable securities aggregating $36,000 and gross unrealized losses aggregating $69,000.

Any investment with a fair value of less than its cost basis is assessed for possible “other-than-temporary” impairment regularly and at each reporting date. Other-than-temporary impairments of available-for-sale marketable equity securities are recognized in the consolidated statement of income (loss).

On the basis of its June 30, 2016, March 31, 2017 and June 30, 2017 assessments, the Company concluded that it had suffered an “other-than-temporary” impairment in its investment in the common stock of Insignia Systems, Inc. (NASDAQ: ISIG) (“Insignia”). Consistent with the applicable accounting guidance, the Company’s cost basis in the Insignia investment was lowered to $3,604,000 at June 30, 2016, to $2,643,000 at March 31, 2017 and to $1,724,000 at June 30, 2017 to reflect the impairment charges.

On the basis of its December 31, 2017 “other-than-temporary” impairment assessment, the Company concluded that it had suffered an other-than-temporary impairment in its investment in the common stock of Oxbridge Re Holdings Limited (NASDAQ: OXBR) (Oxbridge). The Company’s cost basis in its Oxbridge investment was lowered from $1,516,000 to $727,000 at December 31, 2017 which represents an other-than temporary impairment of $789,000.

In addition, from time to time we may hold positions in marketable securities that under then-current market conditions we may be unable to liquidate in a timely manner at full value.

Our business may be adversely affected by information technology disruptions. Our business may be impacted by information technology disruptions, including information technology attacks. Cybersecurity attacks, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and corruption of data (our own or that of third parties). Although we have adopted certain measures to mitigate potential risks to our systems from information technology-related disruptions, given the unpredictability of the timing, nature and scope of such disruptions, we could potentially be subject to production downtimes, operational delays, other detrimental impacts on our operations or ability to provide products and services to our customers, the compromising of confidential or otherwise protected information, misappropriation, destruction or corruption of data, security breaches, other manipulation or improper use of our systems or networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Labor inflation could impact our profitability. The Company operates in industries that are heavily impacted by the workforce’s labor rates. Significant examples include mechanics and pilots, both of which are exposed to the possibility of material increases in labor costs.

Legacy technology systems require a unique technical skillset which is becoming more scarce. The Company deploys legacy technology systems in several significant business units. As technology continues to rapidly change, the available pool of experts technically trained in these legacy systems shrinks. As this scarcity increases, the Company’s ability to efficiently and quickly repair its legacy systems becomes increasingly difficult, which could have a significant impact on the Company’s day-to-day operations.

Future acquisitions and dispositions of our businesses and investments are possible, changing the components of our assets and liabilities, and if unsuccessful or unfavorable, could reduce the value of our securities. Any future acquisitions or dispositions may result in significant changes in the composition of our assets and liabilities, as well as our business mix and prospects. Consequently, our financial condition, results of operations and the trading price of our securities may be affected by factors different from those affecting our financial condition, results of operations and trading price at the present time.

We face numerous risks and uncertainties as we expand our business. We expect the growth and development of our business to come primarily from internal expansion and through acquisitions, investments, and strategic partnering. As we expand our business, there can be no assurance that financial controls, the level and knowledge of personnel, operational abilities, legal and compliance controls and other corporate support systems will be adequate to manage our business and growth. The ineffectiveness of any of these controls or systems could adversely affect our business and prospects. In addition, if we acquire new businesses and introduce new products, we face numerous risks and uncertainties integrating their controls and systems, including financial controls, accounting and data processing systems, management controls and other operations. A failure to integrate these systems and controls, and even an inefficient integration of these systems and controls, could adversely affect our business and prospects.

Certain business initiatives, including expansions of existing businesses, may bring us into contact directly or indirectly, with individuals and entities that are not within our traditional client and counterparty base and may expose us to new asset classes and new markets. These business activities expose us to new and enhanced risks, greater regulatory scrutiny of these activities, increased credit-related, sovereign and operational risks, and reputational concerns regarding the manner in which these assets are being operated or held.

The failure of our information technology systems could adversely impact our reputation and financial performance. We operate in businesses that are dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level, either of which could have a material adverse effect on us. We rely on third-party service providers to manage certain aspects of our business, including for certain information systems and technology, data processing systems, and the secure processing, storage and transmission of information. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could adversely affect our business and reputation.

We may not be able to insure certain risks economically. We cannot be certain that we will be able to insure all risks that we desire to insure economically or that all of our insurers or reinsurers will be financially viable if we make a claim. If an uninsured loss or a loss in excess of insured limits should occur, or if we are required to pay a deductible for an insured loss, results of operations could be adversely affected.

We could experience significant increases in operating costs and reduced profitability due to competition for skilled management and staff employees in our operating businesses. We compete with many other entities for skilled management and staff employees, including entities that operate in different market sectors than us. Costs to recruit and retain adequate personnel could adversely affect results of operations.

Legal liability may harm our business. Many aspects of our businesses involve substantial risks of liability, and in the normal course of business, we have been named as a defendant or codefendant in lawsuits involving primarily claims for damages. The risks associated with potential legal liabilities often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. The expansion of our businesses, including expansions into new products or markets, impose greater risks of liability. In addition, unauthorized or illegal acts of our employees could result in substantial liability. Substantial legal liability could have a material adverse financial effect or cause us significant reputational harm, which in turn could seriously harm our businesses and our prospects. Although our current assessment is that, other than as disclosed in this report, there is no pending litigation that could have a significant adverse impact, if our assessment proves to be in error, then the outcome of litigation could have a significant impact on our financial statements.

Future cash flows from operations or through financings may not be sufficient to enable the Company to meet its obligations, and this would likely have a material adverse effect on its businesses, financial condition and results of operations, and credit market volatility may affect our ability to refinance our existing debt, borrow funds under our existing lines of credit or incur additional debt. There can be no assurances that the Company or its subsidiaries will continue to have access to their lines of credit if their financial performance does not satisfy the financial covenants set forth in the applicable financing agreements. If the Company or its subsidiaries do not meet certain of its financial covenants, and if they are unable to secure necessary waivers or other amendments from the respective lenders on terms acceptable to management, their ability to access available lines of credit could be limited, their debt obligations could be accelerated by the respective lenders and liquidity could be adversely affected.

If the Company’s or its subsidiaries’ cash needs are significantly greater than anticipated or they do not materially meet their business plans, or there are unanticipated downturns in the markets for the Company’s and its subsidiaries’ products and services, the Company or its subsidiaries may be required to seek additional or alternative financing sources. Future disruption and volatility in credit market conditions could have a material adverse impact on the Company’s ability or that of its subsidiaries to refinance debt when it comes due on terms similar to our current credit facilities, or to draw upon existing lines of credit or incur additional debt if needed. There can be no assurance therefore that such financing will be available or available on acceptable terms. The inability to generate sufficient cash flows from operations or through financings could impair the Company’s or its subsidiaries’ liquidity and would likely have a material adverse effect on their businesses, financial condition and results of operations.

Our business strategy includes acquisitions, and acquisitions entail numerous risks, including the risk of management diversion and increased costs and expenses, all of which could negatively affect the Company’s profitability. Our business strategy includes, among other things, strategic acquisitions, as well as potential opportunistic acquisitions. This element of our strategy entails several risks, including the diversion of management’s attention from other business concerns and the need to finance such acquisitions with additional equity and/or debt. In addition, once completed, acquisitions entail further risks, including: unanticipated costs and liabilities of the acquired businesses, including environmental liabilities, that could materially adversely affect our results of operations; difficulties in assimilating acquired businesses, preventing the expected benefits from the transaction from being realized or achieved within the anticipating time frame; negative effects on existing business relationships with suppliers and customers; and losing key employees of the acquired businesses. If our acquisition strategy is not successful or if acquisitions are not well integrated into our existing operations, the Company’s profitability could be negatively affected.

We may sustain losses in our investment portfolio, which could have an adverse effect on our results of operations, financial condition and liquidity. A portion of our assets consists of investments in available-for-sale securities, which are adjusted to fair value each period, as well as other investments. An adverse change in economic conditions may result in a decline in the value of these investments. Such declines in value of available-for-sale securities will be recognized as losses upon the sale of such securities or if such declines are deemed to be other than temporary. Any adverse changes in the financial markets and resulting declines in value of our investments may result in additional impairment charges and could have an adverse effect on our results of operations, financial condition and liquidity.

Newly enacted U.S. government tax reform could have a negative impact on the results of future operations. On December 22, 2017, the U.S. Tax Cuts and Jobs Act (“Tax Cuts and Jobs Act”) was enacted which contained substantial changes to the Code, some of which could have an adverse effect on our business. Among other things, the Tax Cuts and Jobs Act (i) reduces the U.S. corporate income tax rate from 35% to 21% beginning in 2018, (ii) generally will limit annual deductions for interest expense to no more than 30% of our “adjusted taxable income,” plus 100% of our business interest income for the year (iii) will permit a taxpayer to offset only 80% (rather than 100%) of its taxable income with any U.S. net operating losses (“NOLs”) generated after 2017, and (iv) imposes a transition tax on deemed repatriated earnings of our foreign subsidiaries. With the enactment of the Tax Cuts and Jobs Act, our financial results for 2017 included an income tax provision of approximately $58,717 resulting from the transition tax and the revaluation of our U.S. deferred tax assets and liabilities to reflect the recently enacted 21% federal corporate tax rate effective January 1, 2018. The U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how we will apply the law and impact our results of operations in the period issued. As additional regulatory guidance is issued by the applicable taxing authorities, as accounting treatment is clarified, as we perform additional analysis on the application of the law, and as we refine estimates in calculating the effect, our final analysis, which will be recorded in the period completed, may be different from our current provisional amounts, which could materially affect our tax obligations and effective tax rate.

We are affected by the risks faced by commercial aircraft operators and maintenance, repair and overhaul companies (“MROs”) because they are our customers. Commercial aircraft operators are engaged in economically sensitive, highly cyclical and competitive businesses. We are a supplier to commercial aircraft operators and MROs. As a result, we are indirectly affected by all the risks facing commercial aircraft operators and MROs, with such risks being largely beyond our control. Our results of operations depend, in part, on the financial strength of our customers and our customers’ ability to compete effectively in the marketplace and manage their risks.

Our engine values and lease rates, which are dependent on the status of the types of aircraft on which engines are installed, and other factors, could decline. The value of a particular model of engine depends heavily on the types of aircraft on which it may be installed and the supply of available engines. We believe values of engines tend to be relatively stable so long as there is sufficient demand for the host aircraft. However, we believe the value of an engine begins to decline rapidly once the host aircraft begins to be retired from service and/or used for spare parts in significant numbers. Certain types of engines may be used in significant numbers by commercial aircraft operators that are currently experiencing financial difficulties. If such operators were to go into liquidation or similar proceedings, the resulting over-supply of engines from these operators could have an adverse effect on the demand for the affected engine types and the values of such engines.

Upon termination of a lease, we may be unable to enter into new leases or sell the airframe, engine or its parts on acceptable terms. We directly or indirectly own the engines or aircraft that we lease to customers and bear the risk of not recovering our entire investment through leasing and selling the engines or aircraft. Upon termination of a lease, we seek to enter a new lease or to sell or part-out the engine or aircraft. We also selectively sell engines on an opportunistic basis. We cannot give assurance that we will be able to find, in a timely manner, a lessee or a buyer for our engines or aircraft coming off-lease or for their associated parts. If we do find a lessee, we may not be able to obtain satisfactory lease rates and terms (including maintenance and redelivery conditions) or rates and terms comparable to our current leases, and we can give no assurance that the creditworthiness of any future lessee will be equal to or better than that of the existing lessees of our engines. Because the terms of engine leases may be less than 12 months, we may frequently need to remarket engines. We face the risk that we may not be able to keep our engines on lease consistently.

Failures by lessees to meet their maintenance and recordkeeping obligations under our leases could adversely affect the value of our leased engines and aircraft and our ability to lease the engines and aircraft in a timely manner following termination of the leases. The value and income producing potential of an engine or aircraft depends heavily on it being maintained in accordance with an approved maintenance system and complying with all applicable governmental directives and manufacturer requirements. In addition, for an engine or aircraft to be available for service, all records, logs, licenses and documentation relating to maintenance and operations of the engine or aircraft must be maintained in accordance with governmental and manufacturer specifications.

Our leases make the lessees primarily responsible for maintaining the engines or aircraft, keeping related records and complying with governmental directives and manufacturer requirements. Over time, certain lessees have experienced, and may experience in the future, difficulties in meeting their maintenance and recordkeeping obligations as specified by the terms of our leases.

Our ability to determine the condition of the engines or aircraft and whether the lessees are properly maintaining our assets is generally limited to the lessees’ reporting of monthly usage and any maintenance performed, confirmed by periodic inspections performed by us and third-parties. A lessee’s failure to meet its maintenance or recordkeeping obligations under a lease could result in:

●	a grounding of the related engine or aircraft;
●	a repossession that would likely cause us to incur additional and potentially substantial expenditures in restoring the engine or aircraft to an acceptable maintenance condition;
●	a need to incur additional costs and devote resources to recreate the records prior to the sale or lease of the engine or aircraft;
●	loss of lease revenue while we perform refurbishments or repairs and recreate records; and
●	a lower lease rate and/or shorter lease term under a new lease entered into by us following repossession of the engine or aircraft.

Any of these events may adversely affect the value of the engine, unless and until remedied, and reduce our revenues and increase our expenses. If an engine is damaged during a lease and we are unable to recover from the lessee or though insurance, we may incur a loss.

Our operating results vary and comparisons to results for preceding periods may not be meaningful. Due to a number of factors, including the risks described in this section, our operating results may fluctuate. These fluctuations may also be caused by:

●	the timing and number of purchases and sales of engines or aircraft;
●	the timing and amount of maintenance reserve revenues recorded resulting from the termination of long term leases, for which significant amounts of maintenance reserves may have accumulated;
●	the termination or announced termination of production of particular aircraft and engine types;
●	the retirement or announced retirement of particular aircraft models by aircraft operators;
●	the operating history of any particular engine, aircraft or engine or aircraft model;
●	the length of our operating leases; and
●	the timing of necessary overhauls of engines and aircraft.

These risks may reduce our engine utilization rates, lease margins, maintenance reserve revenues and proceeds from engine sales, and result in higher legal, technical, maintenance, storage and insurance costs related to repossession and the cost of engines being off-lease. As a result of the foregoing and other factors, the availability of engines for lease or sale periodically experiences cycles of oversupply and undersupply of given engine models. The incidence of an oversupply of engines may produce substantial decreases in engine lease rates and the appraised and resale value of engines and may increase the time and costs incurred to lease or sell engines. We anticipate that fluctuations from period to period will continue in the future. As a result, we believe that comparisons to results for preceding periods may not be meaningful and that results of prior periods should not be relied upon as an indication of our future performance.

We may not be able to repossess an engine or aircraft when the lessee defaults, and even if we are able to repossess the engine or aircraft, we may have to expend significant funds in the repossession, remarketing and leasing of the asset. When a lessee defaults and such default is not cured in a timely manner we typically seek to terminate the lease and repossess the engine or aircraft. If a defaulting lessee contests the termination and repossession or is under court protection, enforcement of our rights under the lease may be difficult, expensive and time-consuming. We may not realize any practical benefits from our legal rights and we may need to obtain consents to export the engine or aircraft. As a result, the relevant asset may be off-lease or not producing revenue for a prolonged period. In addition, we will incur direct costs associated with repossessing our engine or aircraft. These costs may include legal and similar costs, the direct costs of transporting, storing and insuring the engine or aircraft, and costs associated with necessary maintenance and recordkeeping to make the asset available for lease or sale. During this time, we will realize no revenue from the leased engine or aircraft, and we will continue to be obligated to pay any debt financing applicable to the asset. If an engine is installed on an airframe, the airframe may be owned by an aircraft lessor or other third party. Our ability to recover engines installed on airframes may depend on the cooperation of the airframe owner.

We and our customers operate in a highly regulated industry and changes in laws or regulations may adversely affect our ability to lease or sell our engines or aircraft.

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Licenses and consents. We and our customers operate in a highly regulated industry. A number of our leases require specific governmental or regulatory licenses, consents or approvals. These include consents for certain payments under the leases and for the export, import or re-export of our engines or aircraft. Consents needed in connection with future leasing or sale of our engines or aircraft may not be received timely or have economically feasible terms. Any of these events could adversely affect our ability to lease or sell engines or aircraft. The U.S. Department of Commerce, or the “Commerce Department,” regulates exports. We are subject to the Commerce Department’s and the U.S. Department of State’s regulations with respect to the lease and sale of engines and aircraft to foreign entities and the export of related parts. These Departments may, in some cases, require us to obtain export licenses for engines exported to foreign countries. The U.S. Department of Homeland Security, through the U.S. Customs and Border Protection, enforces regulations related to the import of engines and aircraft into the United States for maintenance or lease and imports of parts for installation on our engines and aircraft. We are prohibited from doing business with persons designated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or “OFAC,” on its “Specially Designated Nationals List,” and must monitor our operations and existing and potential lessees and other counterparties for compliance with OFAC’s rules. Similarly, sanctions issued by the United Nations, the U.S. government, the European Union or other governments could prohibit or restrict us from doing business in certain countries or with certain persons, and we must monitor our operations and existing and potential lessees and other counterparties for compliance with such sanctions.

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Anti-corruption Laws. As a U.S. corporation with significant international operations, we are required to comply with a number of U.S. and international laws and regulations, including those combating corruption. For example, the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar world-wide anti-bribery laws generally prohibit improper payments to foreign officials for the purpose of influencing any official act or decision or securing any improper advantage. The scope and enforcement of anti-corruption laws and regulations may vary. Although our policies expressly mandate compliance with the FCPA and similarly applicable laws, there can be no assurance that none of our employees or agents will take any action in violation of our policies. Violations of such laws or regulations could result in substantial civil or criminal fines or penalties. Actual or alleged violations could also damage our reputation, be expensive to defend, and impair our ability to do business.

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Civil aviation regulation. Users of engines and aircraft are subject to general civil aviation authorities, including the FAA and the EASA, who regulate the maintenance of engines and issue airworthiness directives. Airworthiness directives typically set forth special maintenance actions or modifications to certain engine and aircraft types or series of specific engines that must be implemented for the engine or aircraft to remain in service. Also, airworthiness directives may require the lessee to make more frequent inspections of an engine, aircraft or particular engine parts. Each lessee of an engine or aircraft generally is responsible for complying with all airworthiness directives. However, if the engine or aircraft is off lease, we may be forced to bear the cost of compliance with such airworthiness directives, and if the engine or aircraft is leased, subject to the terms of the lease, if any, we may be forced to share the cost of compliance.

Our aircraft, engines or parts could cause bodily injury or property damage, exposing us to liability claims. We are exposed to potential liability claims if the use of our aircraft, engines or parts is alleged to have caused bodily injury or property damage. Our leases require our lessees to indemnify us against these claims and to carry insurance customary in the air transportation industry, including liability, property damage and have all risks insurance on our engines and on our aircraft at agreed upon levels. We can give no assurance that one or more catastrophic events will not exceed insurance coverage limits or that lessees’ insurance will cover all claims that may be asserted against us. Any insurance coverage deficiency or default by lessees under their indemnification or insurance obligations may reduce our recovery of losses upon an event of loss.

An increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability. A portion of our outstanding debt bears interest at floating rates. As a result, to the extent we have not hedged against rising interest rates, an increase in the applicable benchmark interest rates would increase our cost of servicing our debt and could materially and adversely affect our results of operations, financial condition, liquidity and cash flows. In addition, we may refinance our indebtedness. If interest rates or our borrowing margins increase between the time an existing financing arrangement was consummated and the time such financing arrangement is refinanced, the cost of servicing our debt would increase and our results of operations, financial condition, liquidity and cash flows could be materially and adversely affected.

We have risks in managing our portfolio of engines to meet customer needs. The relatively long life cycles of aircraft and jet engines can be shortened by world events, government regulation or customer preferences. We seek to manage these risks by trying to anticipate demand for particular engine and aircraft types, maintaining a portfolio mix of engines that we believe is diversified and that will have long-term value and will be sought by lessees in the global market for jet engines, and by selling engines and aircraft that we expect will not experience obsolescence or declining usefulness in the foreseeable future.

Our inability to maintain sufficient liquidity could limit our operational flexibility and also impact our ability to make payments on our obligations as they come due. In addition to being capital intensive and highly leveraged, our business also requires that we maintain sufficient liquidity to enable us to contribute the non-financed portion of engine and aircraft purchases as well as to service our payment obligations to our creditors as they become due, despite the fact that the timing and amounts of our revenues do not match the timing under our debt service obligations. Our restricted cash is unavailable for general corporate purposes. Accordingly, our ability to successfully execute our business strategy and maintain our operations depends on our ability to continue to maintain sufficient liquidity, cash and available credit under our credit facilities. Our liquidity could be adversely impacted if we are subjected to one or more of the following: a significant decline in revenues, a material increase in interest expense that is not matched by a corresponding increase in revenues, a significant increase in operating expenses, or a reduction in our available credit under our credit facilities. If we do not maintain sufficient liquidity, our ability to meet our payment obligations to creditors or to borrow additional funds could become impaired.

Liens on our engines or aircraft could exceed the value of such assets, which could negatively affect our ability to repossess, lease or sell a particular engine or aircraft. Liens that secure the payment of repairers’ charges or other liens may, depending on the jurisdiction, attach to engines and aircraft. Engines also may be installed on airframes to which liens unrelated to the engines have attached. These liens may secure substantial sums that may, in certain jurisdictions or for limited types of liens, exceed the value of the particular engine or aircraft to which the liens have attached. In some jurisdictions, a lien may give the holder the right to detain or, in limited cases, sell or cause the forfeiture of the engine or aircraft. Such liens may have priority over our interest as well as our creditors’ interest in the engines or aircraft, either because they have such priority under applicable local law or because our creditors’ security interests are not filed in jurisdictions outside the United States. These liens and lien holders could impair our ability to repossess and lease or sell the engines or aircraft. We cannot give assurance that our lessees will comply with their obligations to discharge third-party liens on our assets. If they do not, we may, in the future, find it necessary to pay the claims secured by such liens to repossess such assets.

In certain countries, an engine affixed to an aircraft may become an accession to the aircraft and we may not be able to exercise our ownership rights over the engine. In some jurisdictions, an engine affixed to an aircraft may become an accession to the aircraft, so that the ownership rights of the owner of the aircraft supersede the ownership rights of the owner of the engine. If an aircraft is security for the owner’s obligations to a third-party, the security interest in the aircraft may supersede our rights as owner of the engine. This legal principle could limit our ability to repossess an engine in the event of a lessee bankruptcy or lease default while the aircraft with the engine installed remains in such a jurisdiction. We may suffer a loss if we are not able to repossess engines leased to lessees in these jurisdictions.

Compliance with the regulatory requirements imposed on us as a public company results in significant costs that may have an adverse effect on our results. As a public company, we are subject to various regulatory requirements including, but not limited to, compliance with the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Compliance with these regulations results in significant additional costs to us both directly, through increased audit and consulting fees, and indirectly, through the time required by our limited resources to address such regulations. We have complied with Section 404a of the Sarbanes-Oxley Act as of December 31, 2007, completing our annual assessment of internal controls over financial reporting.

We are subject to governmental regulation and our failure to comply with these regulations could cause the government to withdraw or revoke our authorizations and approvals to do business and could subject us to penalties and sanctions that could harm our business. Governmental agencies throughout the world, including the FAA, highly regulate the manufacture, repair and operation of all aircraft operated in the United States and equivalent regulatory agencies in other countries, such as the EASA in Europe, regulate aircraft operated in those countries. We include, with the aircraft, engines and related parts that we purchase, lease and sell to our customers, documentation certifying that each part complies with applicable regulatory requirements and meets applicable standards of airworthiness established by the FAA or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries are generally satisfied by compliance with FAA requirements. With respect to a particular engine or engine component, we utilize FAA and/or EASA certified repair stations to repair and certify engines and components to ensure marketability. The revocation or suspension of any of our material authorizations or approvals would have an adverse effect on our business, financial condition and results of operations. New and more stringent government regulations, if adopted and enacted, could have an adverse effect on our business, financial condition and results of operations. In addition, certain product sales to foreign countries require approval or licensing from the U.S. government. Denial of export licenses could reduce our sales to those countries and could have a material adverse effect on our business.

We have a concentrated shareholder base which has the power to contest the outcome of most matters submitted to the stockholders for approval and could affect our stock prices adversely if selling a substantial amount of stock. As of July 6, 2018, our three largest stock holders beneficially owned or had the ability to direct the voting of shares of our common stock representing approximately 61% of the outstanding shares. .As a result, these shareholders have the power to determine the outcome of substantially all matters submitted to our stock holders for approval, including the election of our board of directors. In addition, future sales by these shareholders of substantial amounts of our common stock, or the potential for such sales, could adversely affect the prevailing market price of our common stock.

Our business might suffer if we were to lose the services of certain key employees. Our business operations depend upon our key employees, including our executive officers. Loss of any of these employees, particularly our Chief Executive Officer, could have a material adverse effect on our business as our key employees have knowledge of our industry and customers and would be difficult to replace.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available. Our ability to make payments on, or repay or refinance, our debt, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our maintaining specified financial ratios and satisfying financial condition tests and other covenants in the agreements governing our debt. Our business may not generate sufficient cash flow from operations and future borrowings may not be available in amounts sufficient to pay our debt and to satisfy our other liquidity needs.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to seek alternatives, such as to reduce or delay investments and aircraft or engine purchases, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and might require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or to meet our aircraft or engine purchase commitments as they come due.

Despite our substantial indebtedness, we might incur significantly more debt. Despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and engines and meeting our contractual obligations. The agreements relating to our debt, including our indentures, term loan facilities, revolving credit facilities, securitizations, and other financings do not entirely prohibit us from incurring additional debt. If we increase our total indebtedness, our debt service obligations will increase, and we will become more exposed to the risks arising from our substantial level of indebtedness.

We may be unable to generate sufficient returns on our aircraft and engine investments. Our results depend on our ability to consistently acquire strategically attractive aircraft and engines, continually and profitably lease and re-lease them, and finally sell or otherwise dispose of them, in order to generate returns on the investments we have made, provide cash to finance our growth and operations, and service our existing debt. Upon acquiring new aircraft or engines we may not be able to enter into leases that generate sufficient cash flow to justify the cost of purchase. When our leases expire or our aircraft or engines are returned prior to the date contemplated in the lease, we bear the risk of re-leasing, selling or parting-out the aircraft or engines. Because our leases are predominantly operating leases, only a portion of an aircraft or engine’s value is recovered by the revenues generated from the lease and we may not be able to realize the residual value after lease expiration.

Our ability to profitably purchase, lease, re-lease, sell or otherwise dispose of our aircraft and engines will depend on conditions in the airline industry and general market and competitive conditions at the time of purchase, lease, and disposition. In addition to factors linked to the aviation industry in general, other factors that may affect our ability to generate adequate returns from our aircraft and engines include the maintenance and operating history of the airframe and engines, the number of operators using the particular type of aircraft, and aircraft age.

A return to historically high fuel prices or continued volatility in fuel prices could affect the profitability of the aviation industry and our lessees’ ability to meet their lease payment obligations to us. Historically, fuel prices have fluctuated widely depending primarily on international market conditions, geopolitical and environmental events and currency exchange rates. Factors such as natural disasters can also significantly affect fuel availability and prices. The cost of fuel represents a major expense to airlines that is not within their control, and significant increases in fuel costs or hedges that inaccurately assess the direction of fuel costs can materially and adversely affect their operating results. Due to the competitive nature of the aviation industry, operators may be unable to pass on increases in fuel prices to their customers by increasing fares in a manner that fully offsets the increased fuel costs they may incur. In addition, they may not be able to manage this risk by appropriately hedging their exposure to fuel price fluctuations. The profitability and liquidity of those airlines that do hedge their fuel costs can also be adversely affected by swift movements in fuel prices, if such airlines are required as a result to post cash collateral under hedge agreements. Therefore, if for any reason fuel prices return to historically high levels or show significant volatility, our lessees are likely to incur higher costs or generate lower revenues, which may affect their ability to meet their obligations to us.

Interruptions in the capital markets could impair our lessees’ ability to finance their operations, which could prevent the lessees from complying with payment obligations to us. The global financial markets can be highly volatile and the availability of credit from financial markets and financial institutions can vary substantially depending on developments in the global financial markets. Our lessees depend on banks and the capital markets to provide working capital and to refinance existing indebtedness. To the extent such funding is unavailable, or available only at high interest costs or on unfavorable terms, and to the extent financial markets do not provide equity financing as an alternative, our lessees’ operations and operating results may be materially and adversely affected and they may not comply with their respective payment obligations to us.

Our lessees may fail to properly maintain our aircraft or engines. We may be exposed to increased maintenance costs for our leased aircraft or engines if lessees fail to properly maintain the aircraft or engines or pay supplemental maintenance rents. Under our leases, our lessees are primarily responsible for maintaining our aircraft and engines and complying with all governmental requirements applicable to the lessee and the aircraft and engines, including operational, maintenance, government agency oversight, registration requirements and airworthiness directives. We also require many of our lessees to pay us supplemental maintenance rents. If a lessee fails to perform required maintenance on our aircraft or engines during the term of the lease, the aircraft or engine’s market value may decline, which would result in lower revenues from its subsequent lease or sale, or the aircraft might be grounded. Maintenance failures by a lessee would also likely require us to incur maintenance and modification costs, which could be substantial, upon the termination of the applicable lease to restore the aircraft or engines to an acceptable condition prior to sale or re-leasing. Supplemental maintenance rents paid by our lessees may not be sufficient to fund such maintenance costs. If our lessees fail to meet their obligations to pay supplemental maintenance rents or fail to perform required scheduled maintenance, or if we are required to incur unexpected maintenance costs, our financial results may be materially and adversely affected.

Our lessees may fail to adequately insure our aircraft or engines. While an aircraft or engine is on lease, we do not directly control its operation. Nevertheless, because we hold title to the aircraft or engine, we could be held liable for losses resulting from its operation under one or more legal theories in certain jurisdictions around the world, or at a minimum, we might be required to expend resources in our defense. We require our lessees to obtain specified levels of insurance and indemnify us for, and insure against, such operational liabilities. However, some lessees may fail to maintain adequate insurance coverage during a lease term, which, although constituting a breach of the lease, would require us to take some corrective action, such as terminating the lease or securing insurance for the aircraft or engines.

In addition, there are certain risks of losses our lessees face that insurers may be unwilling to cover or for which the cost of coverage would be prohibitively expensive. For example, following the terrorist attacks of September 11, 2001, aviation insurers significantly reduced the amount of coverage available to airlines for liability to persons other than airline employees or passengers for claims resulting from acts of terrorism, war or similar events and significantly increased the premiums for third party war risk and terrorism liability insurance and coverage in general. Therefore, our lessees’ insurance coverage may not be sufficient to cover all claims that could be asserted against us arising from the operation of our aircraft or engines.

Inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations to us will reduce the insurance proceeds that would be received by us in the event we are sued and are required to make payments to claimants. Moreover, our lessees’ insurance coverage is dependent on the financial condition of insurance companies, which might not be able to pay claims. A reduction in insurance proceeds otherwise payable to us as a result of any of these factors could materially and adversely affect our financial results.

If our lessees fail to cooperate in returning our aircraft or engines following lease terminations, we may encounter obstacles and are likely to incur significant costs and expenses conducting repossessions. Our legal rights and the relative difficulty of repossession vary significantly depending on the jurisdiction in which an aircraft or engines are located and the applicable law. We may need to obtain a court order or consents for de-registration or re-export, a process that can differ substantially in different countries. Where a lessee or other operator flies only domestic routes in the jurisdiction in which the aircraft is registered, repossessing and exporting the aircraft or engines may be challenging, especially if the jurisdiction permits the lessee or the other operator to resist de-registration. When a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. For example, certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft or engines without paying lease rentals or performing all or some of the obligations under the relevant lease. Certain of our lessees are partially or wholly owned by government-related entities, which can complicate our efforts to repossess our aircraft or engines in that government’s jurisdiction. If we encounter any of these difficulties, we may be delayed in, or prevented from, enforcing certain of our rights under a lease and in re-leasing the affected aircraft or engines. When conducting a repossession, we are likely to incur significant costs and expenses that are unlikely to be recouped. These include legal and other expenses of court or other governmental proceedings, including the cost of posting security bonds or letters of credit necessary to effect repossession of the aircraft or engines, particularly if the lessee is contesting the proceedings or is in bankruptcy. We must absorb the cost of lost revenue for the time the aircraft or engines are off-lease. We may incur substantial maintenance, refurbishment or repair costs that a defaulting lessee has failed to pay and are necessary to put the aircraft or engines in suitable condition for re-lease or sale. We may incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the certificate of airworthiness for an aircraft. It may be necessary to pay to discharge liens or pay taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessee may have incurred in connection with the operation of its other aircraft. We may also incur other costs in connection with the physical possession of the aircraft or engines.

Based on historical rates of airline defaults and bankruptcies, at least some of our lessees are likely to default on their lease obligations or file for bankruptcy in the ordinary course of our business. If we incur significant costs in repossessing our aircraft, our financial results may be materially and adversely affected.

If our lessees fail to discharge aircraft liens for which they are responsible, we may be obligated to pay to discharge the liens. In the normal course of their business, our lessees are likely to incur aircraft and engine liens that secure the payment of airport fees and taxes, custom duties, Eurocontrol and other air navigation charges, landing charges, crew wages, and other liens that may attach to our aircraft. Aircraft may also be subject to mechanic’s liens as a result of routine maintenance performed by third parties on behalf of our customers. Some of these liens can secure substantial sums, and if they attach to entire fleets of aircraft, as permitted in certain jurisdictions for certain kinds of liens, they may exceed the value of the aircraft itself. Although the financial obligations relating to these liens are the contractual responsibility of our lessees, if they fail to fulfill their obligations, the liens may ultimately become our financial responsibility. Until they are discharged, these liens could impair our ability to repossess, re-lease or sell our aircraft or engines. In some jurisdictions, aircraft and engine liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft. If we are obliged to pay a large amount to discharge a lien, or if we are unable take possession of our aircraft subject to a lien in a timely and cost-effective manner, it could materially and adversely affect our financial results.

If our lessees encounter financial difficulties and we restructure or terminate our leases, we are likely to obtain less favorable lease terms. If a lessee delays, reduces, or fails to make rental payments when due, or has advised us that it will do so in the future, we may elect or be required to restructure or terminate the lease. A restructured lease will likely contain terms that are less favorable to us. If we are unable to agree on a restructuring and we terminate the lease, we may not receive all or any payments still outstanding, and we may be unable to re-lease the aircraft or engines promptly and at favorable rates, if at all.

We may enter into strategic ventures that pose risks, including a lack of complete control over the enterprise, and potential unforeseen risks, any of which could adversely impact our financial results. We may occasionally enter into strategic ventures or investments with third parties in order to take advantage of favorable financing opportunities, to share capital or operating risk, or to earn aircraft management fees. These strategic ventures and investments may subject us to various risks, including those arising from our possessing limited decision-making rights in the enterprise or over the related aircraft. If we were unable to resolve a dispute with a strategic partner who controls ultimate decision-making in such a venture or retains material managerial veto rights, we might reach an impasse which may lead to the liquidation of our investment at a time and in a manner that would result in our losing some or all of our original investment and/or the incurrence of other losses, which could adversely impact our financial results.

Our policies and procedures designed to ensure compliance with applicable laws, including anti-bribery and corruption laws, may not be effective in all instances to prevent violations and as a result we may be subject to related governmental investigations. We could become subject to various governmental investigations, audits and inquiries, both formal and informal. Such investigations, regardless of their outcome, could be costly, divert management attention, and damage our reputation. The unfavorable resolution of such investigations could result in criminal liability, fines, penalties or other monetary or non-monetary sanctions and could materially affect our business or results of operations.

Foreign exchange rate fluctuations could adversely impact our aggregate foreign currency exposure. We have pursued and intend to continue to pursue growth opportunities in international markets, and may invest in countries where the U.S. dollar is not the local currency. As a result, we are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. A significant depreciation in the value of the currency utilized in one or more countries where we have a significant presence may have a material adverse effect on our results of operations and financial position. In addition, we are active in certain markets whose economic growth is dependent on the price of commodities and the currencies in these markets can be more volatile as a result.

Cash may not be available to meet our financial obligations when due or enable us to capitalize on investment opportunities when they arise. We employ debt and other forms of leverage in the ordinary course of business to enhance returns to our investors and finance our operations. We are therefore subject to the risks associated with debt financing and refinancing, including but not limited to the following: (i) our cash flow may be insufficient to meet required payments of principal and interest; (ii) payments of principal and interest on borrowings may leave us with insufficient cash resources to pay operating expenses and dividends; (iii) if we are unable to obtain committed debt financing for potential acquisitions or can only obtain debt at high interest rates or on other unfavorable terms, we may have difficulty completing acquisitions or may generate profits that are lower than would otherwise be the case; (iv) we may not be able to refinance indebtedness at maturity due to company and market factors such as the estimated cash flow produced by our assets, the value of our assets, liquidity in the debt markets, and/or financial, competitive, business and other factors; and (v) if we are able to refinance our indebtedness, the terms of a refinancing may not be as favorable as the original terms for such indebtedness. If we are unable to refinance our indebtedness on acceptable terms, or at all, we may need to utilize available liquidity, which would reduce our ability to pursue new investment opportunities, or we may need to dispose of one or more of our assets on disadvantageous terms, or raise equity causing dilution to existing shareholders. Regulatory changes may also result in higher borrowing costs and reduced access to credit. The terms of our various credit agreements and other financing documents require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios, adequate insurance coverage and certain credit ratings. These covenants may limit our flexibility in conducting our operations and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness, even if we have satisfied and continue to satisfy our payment obligations. A large proportion of our capital is invested in physical assets and securities that can be hard to sell, especially if market conditions are poor. Further, because our investment strategy can involve public company securities, we may be restricted in our ability to effect sales during certain time periods. A lack of liquidity could limit our ability to vary our portfolio or assets promptly in response to changing economic or investment conditions. Additionally, if financial or operating difficulties of other owners result in distress sales, such sales could depress asset values in the markets in which we operate. The restrictions inherent in owning physical assets could reduce our ability to respond to changes in market conditions and could adversely affect the performance of our investments, our financial condition and results of operations. Because there is significant uncertainty in the valuation of, or in the stability of the value of illiquid or non-public investments, the fair values of such investments do not necessarily reflect the prices that would actually be obtained when such investments are realized. Realizations at values significantly lower than the values at which investments have been recorded would result in losses, a decline in asset management fees and the potential loss of carried interest and incentive fees. We enter into financing commitments in the normal course of business, which we may be required to fund. Additionally, in the ordinary course of business we guarantee the obligations of other entities that we manage and/or invest in. If we are required to fund these commitments and are unable to do so, this could result in damages being pursued against us or a loss of opportunity through default under contracts that are otherwise to our benefit.

Deficiencies in our public company financial reporting and disclosures could adversely impact our reputation. As we expand the size and scope of our business, there is a greater susceptibility that our financial reporting and other public disclosure documents may contain material misstatements and that the controls we maintain to attempt to ensure the complete accuracy of our public disclosures may fail to operate as intended. The occurrence of such events could adversely impact our reputation and financial condition. Management is responsible for establishing and maintaining adequate internal controls over financial reporting to give our stakeholders assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards. However, the process for establishing and maintaining adequate internal controls over financial reporting has inherent limitations, including the possibility of human error. Our internal controls over financial reporting may not prevent or detect misstatements in our financial disclosures on a timely basis, or at all. Some of these processes may be new for certain subsidiaries in our structure and in the case of acquisitions may take time to be fully implemented. Our disclosure controls and procedures are designed to provide assurance that information required to be disclosed by us in reports filed or submitted under U.S. securities laws is recorded, processed, summarized and reported within the time periods specified. Our policies and procedures governing disclosures may not ensure that all material information regarding us is disclosed in a proper and timely fashion, or that we will be successful in preventing the disclosure of material information to a single person or a limited group of people before such information is generally disseminated.

Risks Related to the Offering

The ranking of the Company’s obligations under the junior subordinated debentures and the guarantee creates a risk that Air T Funding may not be able to pay amounts due to holders of the Capital Securities.

The ability of Air T Funding to pay amounts due to holders of the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. All obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt, the amount of which is unlimited. At September 30, 2018 the aggregate outstanding Senior and Subordinated Debt of the Company was approximately $59.8. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Debt, that may be incurred by the Company or its subsidiaries. Further, there is no limitation on the Company’s ability to issue additional junior subordinated debentures in connection with any further offerings of capital securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures -- Subordination” and “Description of Guarantee -- Status of the Guarantee.”

The Company has the option to extend the interest payment period; tax consequences of a deferral of interest payments.

So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, at any time on or after, June 7, 2024, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by Air T Funding will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional amounts thereon at the rate of 8% per annum, compounded quarterly, from the relevant payment date for such Distributions, to the extent permitted by applicable law) during any such Extension Period. During any such Extension Period, the Company will be prohibited from making certain payments or distributions with respect to the Company’s capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures; however, the Company will NOT be restricted from (a) paying dividends or distributions in common stock of the Company, (b) redeeming rights or taking certain other actions under a stockholders’ rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock generally or related to the issuance of common stock or rights under any of the Company’s benefit plans for its directors, officers or employees. Further, during an Extension Period, the Company would have the ability to continue to make payments on Senior and Subordinated Debt. At September 30, 2018, the aggregate outstanding Senior and Subordinated Debt of the Company was approximately $59.8 million. Prior to the termination of any Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See “Description of the Capital Securities -- Distributions” and “Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period.”

Because the Company believes the likelihood of it exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated as issued without “original issue discount” for United States federal income tax purposes. As a result, holders of Capital Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise its right to defer payments of interest in the future (which shall be possible at any time on or after, June 7, 2024), the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of such holder’s Capital Securities during an Extension Period, therefore, might not receive the same return on such holder’s investment as a holder that continues to hold the Capital Securities.

Tax event redemption or investment company act redemption

Upon the occurrence and during the continuation of a Tax Event or an Investment Company Event, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of the Trust Securities. See “Description of the Capital Securities -- Redemption.”

A “Tax Event” means the receipt by the Company and Air T Funding of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the original issuance of the Capital Securities, there is more than an insubstantial risk that (i) Air T Funding is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) Air T Funding is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An “Investment Company Event” means the receipt by the Company and Air T Funding of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Air T Funding is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Capital Securities.

The Company may cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities.

The Company will have the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of Air T Funding. Because holders of the Capital Securities may receive Junior Subordinated Debentures in liquidation of Air T Funding and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See “Description of the Capital Securities -- Liquidation Distribution Upon Termination” and “Description of the Junior Subordinated Debentures.”

There are limitations on direct actions against the Company and on rights under the guarantee.

Under the Guarantee, the Company guarantees the payment of Distributions by Air T Funding and payments on liquidation of or redemption of the Capital Securities (subordinate to the right to payment of Senior and Subordinated Debt of the Company) to the extent of funds held by Air T Funding. If Air T Funding has insufficient funds to pay Distributions on the Capital Securities (i.e., if the Company has failed to make required payments under the Junior Subordinated Debentures), a holder of the Capital Securities would have the right to institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a “Direct Action”). Except as described herein, holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures.

Under the Guarantee, Delaware Trust will act as indenture trustee (the “Guarantee Trustee”). The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Air T Funding, the Guarantee Trustee or any other person or entity. The Trust Agreement provides that each holder of the Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture. See “Description of Junior Subordinated Debentures -- Enforcement of Certain Rights of Holders of Capital Securities” and “-- Debenture Events of Default” and “Description of Guarantee.”

The covenants in the Indenture are limited.

The covenants in the Indenture are limited, and there are no covenants relating to the Company in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Capital Securities, respectively, in the event of a material adverse change in the Company’s financial condition or results of operations or limits the ability of the Company or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

Holders of the Capital Securities will generally have limited voting rights.

Holders of the Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. In the event that (i) there is a Debenture Event of Default (as defined herein) with respect to the Junior Subordinated Debentures (see “Description of the Junior Subordinated Debentures -- Events of Default”), (ii) the Property Trustee fails to pay any distribution on the Capital Securities for 30 days (subject to deferral of distributions as provided under “Description of the Capital Securities -- Extension Periods”), (iii) the Property Trustee fails to pay the redemption price on the Capital Securities when due upon redemption, (iv) the Property Trustee fails to observe a covenant in the Trust Agreement for the Capital Securities for 60 days after receiving a Notice of Default, or (v) the Property Trustee is declared bankrupt or insolvent and not replaced by the Company within 60 days, the holders of a majority of the outstanding Capital Securities will be able to remove the Property Trustee and the Indenture Trustee (but not the Administrative Trustees who may only be removed by the Company as holder of the Common Securities). See “Description of the Capital Securities -- Voting Rights; Amendment of the Trust Agreement” and “-- Removal of Trustees.”

There is no existing public market for the Capital Securities; market prices may fluctuate based on numerous factors.

There is no existing market for the Capital Securities. We intend to list the Capital Securities on the NASDAQ Global Market, but currently the Capital Securities have not been approved for listing. There can be no assurance that an active and liquid trading market for the Capital Securities will develop or that a continued listing of the Capital Securities will be available on NASDAQ. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Company, and the market for similar securities. There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if the Company exercises its right to terminate Air T Funding. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Capital Securities may receive in liquidation of Air T Funding, may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus contain forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

•	The risk that contracts with major customers will be terminated or not extended;
•	Future economic conditions and their impact on the Company’s customers;
•

The Company’s ability to recover on its investments, including its investments in Delphax and other recently acquired companies, the timing and amounts of future orders under the Company’s Global Ground Support subsidiary’s contract with the United States Air Force; and

•

The risks and uncertainties related to business acquisitions, including the ability to successfully achieve the anticipated benefits of the acquisitions, inflation rates, competition, changes in technology or government regulation, information technology disruptions, and the impact of future terrorist activities in the United States and abroad.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involves risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We undertake no obligation to update our forward-looking statements. We caution you that the forward-looking statements in (or incorporated by reference into) this prospectus are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

USE OF PROCEEDS

We will receive the proceeds from the exercise of Warrants. We are not registering the resale of the underlying Capital Securities. As of the date of this prospectus, there are 8,400,000 Warrants outstanding. Assuming the exercise of the 8,400,000 Warrants at an exercise price of $2.40 per Capital Security), we expect to receive $20,160,000. After paying our estimated offering and related expenses, the net proceeds to the Company from the sale of the Junior Subordinated Debentures of the Company are estimated to be $19,927,000.

All of such proceeds will be invested by Air T Funding in the Junior Subordinated Debentures. The Company intends to use the net proceeds from the issuance of the Junior Subordinated Debentures for general corporate purposes, which may include without limitation possible future acquisitions, funding investments in, or extension of credit to, the Company’s subsidiaries, repayment of maturing obligations and redemption of securities. Pending their application, the net proceeds may be invested in short-term investment grade financial instruments.

Neither the Company nor Air T Funding will receive any proceeds from the initial issuance and distribution of Warrants, which are being distributed as a dividend not in exchange for any value.

There is no minimum amount of Warrants that must be exercised before we access the proceeds from the exercise of such Warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the Capital Securities underlying the Warrants offered hereby is determined by reference to an exercise price of $2.40 to purchase one Capital Security, which exercise price is intended to be a discount to the Stated Value of $2.50 per Capital Security. We intend to list the Warrants on NASDAQ under the symbol “AIRTW.”

PLAN OF DISTRIBUTION

Contemporaneously with the effectiveness of this prospectus, we are distributing the Warrants to holders of our Common Stock as a dividend. This initial distribution will consist of 8,400,000 Warrants, representing Warrants to purchase $21,000,000 stated value of Capital Securities at an aggregate exercise price of $20,160,000. Each holder of our Common Stock will receive the number of Warrants per share of Common Stock that is equal to 8,400,000 divided by the number of outstanding shares of Common Stock on the date of the distribution, rounded to the nearest Warrant. Each Warrant entitles the holder to purchase one Capital Security for $2.40, at any time commencing on the date of this prospectus, which price represents a discount to the $2.50 face value per Capital Security. Expenses related to the initial distribution of Warrants, including legal and NASDAQ listing application fees, shall be paid by the Company.

DESCRIPTION OF WARRANTS

Each Warrant registered hereunder entitles the holder to, at any time commencing on the date of distribution and issuance, purchase one Capital Security for $2.40, which price represents a discount to the $2.50 face value per Capital Security. The Warrants will expire on the first anniversary of the date of issuance or earlier upon redemption or liquidation. The exercise price and number of shares of Capital Securities issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The shares of Capital Securities issuable on exercise of the Warrants are duly authorized and will be, when issued, delivered and paid for in accordance with the Warrants, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of Capital Securities equal to the number of shares of Capital Securities issuable upon exercise of all outstanding Warrants.

No fractional shares of Capital Securities will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at any time a Warrant is outstanding, we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, unless the successor entity assumes in writing all of the obligations under the Warrants, the holder of any Warrants will have the right to receive a security of the successor entity, or the Company if it is the surviving corporation, evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Capital Securities acquirable and receivable upon exercise of the Warrants held by such holder (without regard to any limitations on the exercise of the Warrant) prior to such fundamental transaction. At the election of the holder of any Warrants, upon exercise of the Warrant following a fundamental transaction, the successor entity shall deliver to the holder, in lieu of the shares of Capital Securities (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to the applicable fundamental transaction, such shares of Capital Securities (or its equivalent) of the successor entity, or other securities, cash, assets or other property, which the holder would have been entitled to receive upon the happening of the applicable fundamental transaction had the Warrant been exercised immediately prior to the applicable fundamental transaction (without regard to any limitations on the exercise of the Warrant).

DESCRIPTION OF CAPITAL SECURITIES

The Capital Securities and the Common Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. As used herein, (i) the “Indenture” means the Subordinated Indenture dated as of the date of this prospectus, as amended and supplemented from time to time, among the Company and Delaware Trust Company, a Delaware chartered trust company, as trustee (the “Indenture Trustee” and also referred to as the “Delaware Trustee” and “Property Trustee”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company solely in its capacity as paying agent (the “Paying Agent”); and (ii) the “Trust Agreement” means the Interim Trust Agreement dated as of September 28, 2018, among the Company, as Depositor, Delaware Trust Company, as Delaware Trustee and the individual Operating Trustees, as superseded and replaced by the Trust Agreement dated as of the date of this prospectus, as amended and supplemented from time to time, among the Company, as Depositor, Delaware Trust Company, as Property Trustee, Delaware Trust Company, as Delaware Trustee and the individual Administrative Trustees.

The terms of the Capital Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of Air T Funding will issue the Capital Securities and the Common Securities (collectively, the “Trust Securities”). The Capital Securities will represent preferred undivided beneficial interests in the assets of Air T Funding and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of Air T Funding (which will be held by the Company), as well as other benefits as described in the Trust Agreement.

The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of Air T Funding except as described under “Subordination of Common Securities of Air T Funding Held by the Company” below.

Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities (the “Guarantee”) will be a guarantee on a subordinated basis and will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Capital Securities if Air T Funding does not have funds on hand available to make such payments. See “Description of Guarantee.”

DISTRIBUTIONS

Payment Of Distributions

Distributions on the Capital Securities will be payable at the annual rate of 8% of the stated Liquidation Amount of $2.50, payable quarterly in arrears on the 15th day of February, May, August, and November in each year, commencing August 15, 2019 to the holders of the Capital Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a “Distribution Date”). The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due. Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of Air T Funding on the relevant record date which, for so long as the Capital Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Capital Securities are not in book-entry form, will be the 1st day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be August 15, 2019. Additionally, from time to time the Board may in its sole discretion may declare Distributions in addition to the Distributions equal to the 8.0% per annum Liquidation Amount of the Trust Securities.

The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a “Business Day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

The funds of Air T Funding available for distribution to holders of its Capital Securities will be limited to payments by the Company under the Junior Subordinated Debentures in which Air T Funding will invest the proceeds from the issuance and sale of its Capital Securities. See “Description of Junior Subordinated Debentures.” If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent Air T Funding has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See “Description of Guarantee.”

Extension Period

So long as no Debenture Event of Default has occurred and is continuing, at any time on or after, June 7, 2024, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Capital Securities will be deferred by Air T Funding during any such Extension Period. Distributions to which holders of Capital Securities are entitled will accumulate additional amounts thereon at the rate per annum of 8% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term “Distributions” as used herein shall include any such additional accumulated amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock for issuance under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.

The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

Mandatory Redemption

The Trust Securities are subject to mandatory redemption at any time on or after June 7, 2024. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days’ notice of a date of redemption (the “Redemption Date”), at the Redemption Price (as defined below). See “Description of Junior Subordinated Debentures -- Redemption.” If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities pro rata.

Optional Redemption

The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after June 7, 2024, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See “Description of Junior Subordinated Debentures --Redemption.”

Tax Event Redemption, Investment Company Event Redemption, Capital Treatment Event Redemption Or Distribution Of Junior Subordinated Debentures

If a Tax Event, an Investment Company Event or a Capital Treatment Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event. In the event a Tax Event, an Investment Company Event or Capital Treatment Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate Air T Funding and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of Air T Funding as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

Definitions

“Additional Sums” means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by Air T Funding on the outstanding Trust Securities of Air T Funding shall not be reduced as a result of any additional taxes, duties and other governmental charges to which Air T Funding has become subject.

“Like Amount” means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of Air T Funding, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

“Liquidation Amount” means the stated amount of $2.50 per Trust Security.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

Distribution Of Junior Subordinated Debentures

The Company will have the right at any time to liquidate Air T Funding and, after satisfaction of the liabilities of creditors of Air T Funding as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of Air T Funding. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Capital Securities (i) such Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Capital Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of Air T Funding were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of Air T Funding, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Redemption Procedures

Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that Air T Funding has funds on hand available for the payment of such Redemption Price. See “-- Subordination of Common Securities of Air T Funding Held by the Company” and “-- Guarantee.”

If Air T Funding gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, Minneapolis time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See “Book-Entry Issuance.” If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Capital Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of such Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by Air T Funding or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by Air T Funding for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See “Description of Guarantee.” Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement. Payment of the Redemption Price on the Capital Securities and any distribution of Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register of such Capital Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or Liquidation Date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the Liquidation Date.

If less than all of the Trust Securities issued by Air T Funding are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Capital Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $2.50 or an integral multiple thereof) of the Liquidation Amount of Capital Securities. The Property Trustee shall promptly notify the Trust Securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder’s registered address. Unless Air T Funding defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Capital Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES OF AIR T FUNDING HELD BY THE COMPANY

Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

The Company will have the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See “Distribution of Junior Subordinated Debentures” above.

In addition, pursuant to the Trust Agreement, Air T Funding shall automatically terminate upon expiration of its term and shall earlier terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) delivery by the Company of written direction to the Property Trustee to terminate Air T Funding (which direction is optional and wholly within the discretion of the Company); (iii) redemption of all of the Capital Securities as described under “Description of the Capital Securities --Redemption -- Mandatory Redemption;” and (iv) the entry of an order for the dissolution of Air T Funding by a court of competent jurisdiction.

If an early termination occurs as described in clause (i), (ii) or (iv) above, Air T Funding shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of Air T Funding available for distribution to holders, after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount of $2.50 per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because Air T Funding has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Air T Funding on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

Under current United States federal income tax law and interpretations and assuming, as expected, Air T Funding is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See “Federal Income Tax Considerations.” If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate Air T Funding and distribute the Junior Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

If the Company elects to liquidate Air T Funding and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in liquidation of Air T Funding, the Company shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See “Description of Junior Subordinated Debentures -- General.”

EVENTS OF DEFAULT; NOTICE

Any one of the following events that has occurred and is continuing constitutes an “Event of Default” under the Trust Agreement (an “Event of Default”) with respect to the Capital Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) the occurrence of a Debenture Event of Default under the Indenture (see “Description of Junior Subordinated Debentures -- Debenture Events of Default”); or (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Trust Agreement; or (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, unless such Event of Default shall have been cured or waived. The Company and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement. If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of Air T Funding as described above. See “-- Liquidation Distribution Upon Termination.” Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Capital Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Capital Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See “Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities.”

REMOVAL OF TRUSTEES

Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF AIR T FUNDING

Air T Funding may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. Air T Funding may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Air T Funding with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (iv) such successor entity has a purpose identical to that of Air T Funding, (v) the Successor Securities will be listed or traded on any national securities exchange or other organization on which the Capital Securities may then be listed, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to Air T Funding experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Air T Funding nor such successor entity will be required to register as an investment company under the Investment Company Act and (vii) the Company or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Air T Funding shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Air T Funding or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

Except as provided below and under “Description of Guarantee – Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that Air T Funding will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that Air T Funding will not be required to register as an “investment company” under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect Air T Funding’s status as a grantor trust for United States federal income tax purposes or Air T Funding’s exemption from status as an “investment company” under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding the Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of the Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that Air T Funding will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of the Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Capital Securities in the manner set forth in the Trust Agreement. No vote or consent of the holders of the Capital Securities will be required for Air T Funding to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the

Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

The Capital Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee (“Global Capital Security”). Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Capital Securities in certificated form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.”

A global security shall be exchangeable for Capital Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $2.50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Securities may not be transferred except as a whole by the Depositary to a nominee of such the

Depositary or by a nominee of such the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

Payments on Capital Securities represented by a global security will be made to the Depositary, as the depositary for the Capital Securities. In the event the Capital Securities are issued in definitive form, Distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 1st day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

So long as the Depositary for a Global Capital Security, or its nominee, is the registered owners of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Trust Agreement governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar (defined below) for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary for Capital Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Capital Security immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

If the Depositary for the Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, Air T Funding will issue individual

Capital Securities in exchange for the Global Capital Security. In addition, Air T Funding may at any time and in its sole discretion, subject to any limitations described herein relating to such Capital Securities, determine not to have any Capital Securities represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities in exchange for the Global Capital Security or Securities representing the Capital Securities. Further, if Air T Funding so specifies with respect to the Capital Securities, an owner of a beneficial interest in a Global Capital Security representing Capital Securities may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities represented by such Global Capital Security equal in Liquidation Amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities so issued will be issued in denominations, unless otherwise specified by Air T Funding, of $2.50 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the “Paying Agent”) shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

The Property Trustee will act as registrar and transfer agent for the Capital Securities. Registration of transfers of the Capital Securities will be effected without charge by or on behalf of Air T Funding, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Air T Funding will not be required to register or cause to be registered the transfer of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Properly Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate Air T Funding in such a way that Air T Funding will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Air T Funding or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities. Holders of the Capital Securities have no preemptive or similar rights.

Air T Funding may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The Junior Subordinated Debentures will be issued under the Indenture. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the

Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

Concurrently with the issuance of the Capital Securities, Air T Funding will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

General

The Junior Subordinated Debentures will bear interest at the annual rate of 8% of the principal amount thereof, payable quarterly in arrears on the 15th day of February, May, August and November of each year (each, an “Interest Payment Date”), commencing August 15, 2019 to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the 1st day of the month in which such payment is made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of Air T Funding, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8% thereof, compounded quarterly. The term “interest” as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

The Junior Subordinated Debentures will mature on June 7, 2049 (such date, as it may be shortened as hereinafter described, the “Stated Maturity”). Such date may be shortened once at any time by the Company to any date not earlier than June 7, 2024, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiaries, including the Company’s Banks, upon any such subsidiaries’ liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See “Subordination” below.

Option To Extend Interest Payment Period

So long as no Debenture Event of Default has occurred and is continuing, at any time on or after, June 7, 2024, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See “Federal Income Tax Considerations.”

During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to rights under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of the Company’s election to begin or extend a new Extension Period the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Additional Sums

If Air T Funding is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts (“Additional Sums”) as shall be required so that the Distributions payable by Air T Funding shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Redemption

The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) at any time on or after June 7, 2024, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

The Junior Subordinated Debentures will not be subject to any sinking fund.

Distribution Upon Liquidation

As described under “Description of the Capital Securities – Liquidation Distribution Upon Termination,” under certain circumstances involving the termination of Air T Funding, the Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of Air T Funding after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law. If distributed to holders of the Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of Air T Funding, there can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

Restrictions On Certain Payments

If at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by Air T Funding, the Company shall be in default with respect to its payment of any obligation under the Guarantee, then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of Common Stock related to rights under any of the Company’s benefit plans for its directors, officers or employees).

Subordination

In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.

In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or an event of default with respect to any Senior and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

“Debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior and Subordinated Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, (v) the Guarantee, and (vi) any other debt securities issued pursuant to the Indenture.

The Indenture places no limitation on the amount of additional Senior and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

Denominations, Registration And Transfer

The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee (“Global Subordinated Debenture”). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.” Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $2.50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 1st day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

The Company will appoint the Indenture Trustee as securities registrar under the Indenture (the “Securities Registrar”). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

Upon the issuance of the Global Subordinated Debenture, and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary (“Participants”). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, the Company may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to the Company, the Indenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Company, of $2.50 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

MODIFICATION OF INDENTURE

From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a “Debenture Event of Default” with respect to the Junior Subordinated Debentures: (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (“Direct Action”). If the right to bring a Direct Action is removed, Air T Funding may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See “Description of Capital Securities -- Events of Default; Notice.”

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company’s obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company’s obligations to pay all other sums due pursuant to the Indenture and to provide the officers’ certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

GOVERNING LAW

The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Minnesota. The immunities and the standard of care of the Trustee shall be governed by Delaware law.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

COVENANTS OF THE COMPANY

The Company will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) Air T Funding is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of Air T Funding has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under “Description of the Capital Securities -- Redemption”) in respect of the Capital Securities, the Company will pay to Air T Funding such Additional Sums. The Company will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of Air T Funding to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company’s ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate Air T Funding , and except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of Air T Funding or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause Air T Funding to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

BOOK-ENTRY ISSUANCE

The Depositary will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary’s nominee). One or more fully-registered global certificates will be issued for the Capital Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

The Depositary is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

“Direct Participants” include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the Commission.

Purchases of Capital Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on the Depositary’s records. The ownership interest of each actual purchaser of each Capital Securities and each Subordinated Debenture (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the or Junior Subordinated Debentures is discontinued.

The Depositary has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of the Capital Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Capital Securities of each Direct Participant to be redeemed.

Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities Junior Subordinated Debentures, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, Air T Funding or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The Depositary may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Capital Securities or Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that Air T Funding and the Company believe to be accurate, but Air T Funding and the Company assume no responsibility for the accuracy thereof. Neither Air T Funding nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

DESCRIPTION OF GUARANTEE

The Guarantee will be executed and delivered by the Company concurrently with the issuance of the Capital Securities for the benefit of the holders of the Capital Securities. The Guarantee Trustee will act as trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act, and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

The Guarantee will be an irrevocable guarantee on a subordinated basis of Air T Funding’s obligations under the Capital Securities, but will apply only to the extent that Air T Funding has funds sufficient to make such payments, and is not a guarantee of collection. The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Air T Funding may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of Air T Funding (the “Guarantee Payments”), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that Air T Funding has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption to the extent that Air T Funding has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of Air T Funding (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of Air T Funding remaining available for distribution to holders of Capital Securities. The Company’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing Air T Funding to pay such amounts to such holders.

If the Company does not make interest payments on the Junior Subordinated Debentures held by Air T Funding, Air T Funding will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt of the Company. See “Status of the Guarantee” below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company’s obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise.

The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of Air T Funding’s obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Air T Funding’s obligations under the Capital Securities. See “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee.”

Status Of The Guarantee

The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Air T Funding or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

Amendments And Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. See “Description of the Capital Securities --Voting Rights; Amendment of Trust Agreement.” All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events Of Default

An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Air T Funding, the Guarantee Trustee or any other person or entity.

The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning The Guarantee Trustee

The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination Of The Guarantee

The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of Air T Funding or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

THE EXPENSE AGREEMENT

Pursuant to the Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the “Expense Agreement”), the Company will irrevocably and unconditionally guarantee to each person or entity to whom Air T Funding becomes indebted or liable, the full payment of any costs, expenses or liabilities of Air T Funding, other than obligations of Air T Funding to pay to the holders of the Capital Securities or other similar interests in Air T Funding of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full And Unconditional Guarantee

Payments of Distributions and other amounts due on the Capital Securities (to the extent Air T Funding has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under “Description of Guarantee.” Taken together, the Company’s obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of Air T Funding’s obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, Air T Funding will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when Air T Funding does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior and Subordinated Debt.

Sufficiency Of Payments

As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of Air T Funding except Air T Funding’s obligations to holders of Capital Securities; and (iv) the Trust Agreement further provides that Air T Funding will not engage in any activity that is not consistent with the limited purposes of Air T Funding.

Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights Of Holders Of The Capital Securities Under The Guarantee

A holder of any the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Air T Funding or any other person or entity, A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

Limited Purpose Of Air T Funding

The Capital Securities evidence a beneficial interest in Air T Funding, and Air T Funding exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Capital Securities and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Capital Securities is entitled to receive Distributions from Air T Funding (or from the Company under the Guarantee) if and to the extent Air T Funding has funds available for the payment of such Distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of Air T Funding involving the liquidation of the Junior Subordinated Debentures, the holders of Capital Securities will be entitled to receive, out of assets held by Air T Funding, the Liquidation Distribution in cash. See “Description of the Capital Securities -- Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of Air T Funding (other than Air T Funding’s obligations to the holders of its Capital Securities), the positions of a holder of the Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material federal income tax considerations that may be relevant to the purchasers of capital securities. No rulings have been or will be sought from the IRS for the transactions described in this prospectus supplement or accompanying prospectus. Accordingly, there can be no assurance that the IRS will not challenge these opinions or that a court would not sustain such a challenge. This summary deals only with capital securities held as capital assets by United States persons who purchase the capital securities upon original issuance at their original offering price.

A “United States person” means a person that is:

•a citizen or resident of the United States;

•a corporation, or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations);

•an estate the income of which is subject to United States federal income taxation regardless of its source; and

• a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury Regulation to be treated as a U.S. person.

The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of capital securities. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, and administrative and judicial interpretations relating to the Tax Code, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States persons (“non-United States persons”). Non-United States persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of capital securities.

Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States federal or other tax laws. For a discussion of the possible redemption of the capital securities upon the occurrence of certain tax events, please see “Description of the Capital Securities — Redemption.”

Classification of Air T Funding

In connection with the issuance of the capital securities, counsel is of the opinion that, under current law and assuming compliance with the terms of the trust agreement, and based on certain facts and assumptions contained in an opinion, Air T Funding will be classified as a grantor trust for the benefit of holders of its securities and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the capital securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each holder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures. No amount included in income with respect to the capital securities will be eligible for the dividends received deduction.

Classification of the Junior Subordinated Debentures

Air T, Inc. and Air T Funding will treat the Junior Subordinated Debentures as indebtedness of Air T, Inc. for United States federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement and assuming full compliance with the terms of the junior subordinated indenture (and all other relevant documents), the Junior Subordinated Debentures will be characterized as debt of Air T, Inc. for United States federal income tax purposes.

Interest Income and Original Issue Discount

Under the terms of the Junior Subordinated Debentures, Air T, Inc. has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, and not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount (“OID”) by reason of Air T, Inc.’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

Air T, Inc. has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is “remote” within the meaning of the Treasury regulations referred to above, in part because exercising that option would prevent Air T, Inc. from declaring dividends on its stock and would prevent Air T, Inc. from making any payments on debt securities that rank equally with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of Air T, Inc.’s deferral option. Rather, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income when paid or accrued in accordance with that holder’s method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described above.

In the event Air T, Inc. exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a holder’s taxable income, on an economic accrual basis (regardless of the holder’s method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. Subsequent distributions of interest on the Junior Subordinated Debentures would not, themselves, be taxable. The amount of OID that would accrue in any period generally would equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, holders would include OID in gross income in advance of the receipt of cash, and a holder which disposes of a capital security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period would be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but would not receive any cash from the trust with respect to the OID.

If the possibility of Air T, Inc. exercising its option to defer payments of interest is not treated as remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimus OID). That OID would generally be includible in a holder’s taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis as described above.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities

Under current law, a distribution by Air T Funding of the Junior Subordinated Debentures as described under the caption “Description of Capital Securities — Liquidation and Distribution Upon Termination” would be non-taxable and would result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through Air T Funding, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis that the holder had in its capital securities before the distribution. If, however, the liquidation of Air T Funding were to occur because Air T Funding is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a tax event or otherwise, Air T Funding’s distribution of Junior Subordinated Debentures to holders could be a taxable event to Air T Funding and each holder, and holders would recognize gain or loss as if the holder had exchanged its capital securities for the Junior Subordinated Debentures it received upon the liquidation of Air T Funding. A holder would recognize interest income in respect of Junior Subordinated Debentures received from Air T Funding in the manner described above under “— Interest Income and Original Issue Discount.”

Sales or Redemption of Capital Securities

Gain or loss will be recognized by a holder on a sale of capital securities, including a redemption for cash in an amount equal to the difference between the amount realized which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income and the holder’s adjusted tax basis in the capital securities sold or redeemed. Gain or loss recognized by a holder on capital securities held for more than one year generally will be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a holder’s pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

Extension or Acceleration of the Stated Maturity Date

If Air T, Inc. exercises its option to extend or accelerate the stated maturity date of the Junior Subordinated Debentures, a holder should not be required to recognize taxable gain or loss as a result of such extension or acceleration.

Information Reporting

In general, information reporting requirements will apply to payments made on, and proceeds from the sale of the capital securities held by noncorporate holders. See “Backup Withholding” below.

Backup Withholding

Payments made on, and proceeds from the sale of, the capital securities may be subject to a “backup” withholding tax of 24% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder’s United States federal income tax liability, or refunded, provided the required information is provided to the IRS.

Possible Tax Law Changes

Future legislation may be enacted that could adversely affect our ability to deduct our interest payments on the Junior Subordinated Debentures for federal income tax purposes, making redemption of the Junior Subordinated Debentures likely and resulting in a redemption of the capital securities.

From time to time, Congress has proposed federal income tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer’s consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. These proposals were not enacted into law. Although it is impossible to predict whether future proposals of this nature will be introduced and enacted with application to already issued and outstanding securities, in the future we could be precluded from deducting interest on the debentures in this event. Enactment of this type of proposal might in turn give rise to a tax event enabling us to redeem the debentures prior to June 7, 2049.

In addition, the IRS could challenge the deductibility of interest paid on the Junior Subordinated Debentures. If such a challenge were litigated to a conclusion in which the IRS’s position on this matter were sustained, this judicial determination could constitute a tax event that could result in an early redemption of the capital securities.

ERISA CONSIDERATIONS

Employee benefit plans and individual retirement accounts that are subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Internal Revenue Code (“IRC”) generally may purchase capital securities, subject to the investing fiduciary’s determination that the investment in the capital securities satisfies applicable fiduciary standards and other requirements applicable to investments by the plans.

In any case, we and any of our affiliates may be considered a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of the Section 4975 of the IRC with respect to certain plans. Such plans generally include plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or any of our affiliates are a fiduciary or plans for which we or any of our affiliates provide services. The acquisition and ownership of capital securities by a plan, to which we or any of our affiliates are considered a party in interest or a disqualified person, may result in a prohibited transaction under ERISA or Section 4975 of the IRC, unless the capital securities are acquired pursuant to and in accordance with an applicable exemption.

As a result, plans to which we, or any of our affiliates, are a party in interest or a disqualified person should not acquire capital securities unless the capital securities are acquired pursuant to and in accordance with an applicable exemption. Any other plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the IRC proposing to acquire capital securities should consult with their own counsel.

COMPANY WEBSITE ACCESS AND SEC FILINGS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 are filed with the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934 and file or furnish reports, proxy statements and other information with the SEC.

Our general website address is www.airt.net. Our website has a wealth of information about our company, its mission, and our specialty finance business. Our website also has tools that could be used by our potential clients, financial advisors and investors alike.

LEGAL MATTERS

Certain legal matters in connection with the Capital Securities and Warrants will be passed upon for us by Maslon LLP and Bayard, P.A.

EXPERTS

The financial statements of the Company as of and for the years ended March 31, 2018 and 2017, incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Worthington Aviation Parts, Inc. as of and for the years ended December 31, 2017 (which are included in the Company’s Current Report on Form 8-K dated July 18, 2018, as amended by our Current Report on Form 8-K/A dated November 20, 2018), incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of Redpath and Company, an independent registered public accounting firm, incorporated herein by reference and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Capital Securities underlying the Warrants to be offered and sold pursuant to the prospectus which is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the Capital Securities underlying the Warrants to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.airt.net. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 5930 Balsom Ridge Road, Denver, North Carolina 28037 where all records concerning the Capital Securities and the Warrants are to be retained. Holders of the Capital Securities and the Warrants and their representatives can request information regarding the Capital Securities and the Warrants by contacting our office by mail at our address, c/o Corporate Secretary, or by telephone at (828) 464 8741.Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

• Our Annual Report on Form 10-K for the period ended March 31, 2018, filed with the SEC on June 29, 2018 (including all exhibits thereto);

• Our Quarterly Reports on Form 10-Q for the periods ended June 30, 2018, filed with the SEC on August 14, 2018, September 30, 2018, filed with the SEC on November 14, 2018, and December 31, 2018 filed with the SEC on February 14, 2019 (including all exhibits thereto);

• Our Current Reports on Form 8-K filed with the SEC on July 18, August 27, August 31, September 20, October 2, November 8, 2018, December 10, 2018, January 4, 2019, January 25, 2019, February 4, 2019, March 28, 2019, April 4, 2019, April 9, 2019 and April 24, 2019 (including all exhibits thereto) and our Current Reports on Form 8-K/A filed with the SEC on November 20, 2018, April 5, 2019, April 24, 2019, and May 28, 2019 (including all exhibits thereto); and

• Our definitive proxy statement filed with the SEC on July 18, 2018 (including all exhibits thereto).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Nick Swenson, Chief Executive Officer

5930 Balsom Ridge Road, Denver, North Carolina 28037

Telephone Number: (828) 464 8741

In addition, such reports and documents may be found on our website at www.airt.net.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$2,443
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	200,000
Other	557
Total	233,000

We will bear all costs, expenses and fees in connection with the registration of the shares of Capital Securities, including with regard to compliance with state securities or “blue sky” laws.

Item 14.	Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or; (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

In accordance with Section 102(b)(7) of the DGCL, our second amended and restated certificate of incorporation (our “Charter”) provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our amended and restated bylaws (our “Bylaws”), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them to which they could be indemnified.

Item 15.	Recent Sales of Unregistered Securities

We have not sold any securities without registration under the Securities Act within the past three years.

Item 16.	Exhibits

No.	Description

1.1	Form of Agreement as to Expenses (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

3.1

Restated Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation dated September 25, 2008, Certificate of Designation dated March 26, 2012 and Certificate of Designation dated December 15, 2014, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10 Q for the period ended December 31, 2014 (Commission File No. 001-35476)

3.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 21, 2012 (Commission File No. 001-35476)

4.1	Specimen Common Stock Certificate of Air T, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Amended Registration Statement on Form S-1/A dated January 22, 2019 (Registration Number 333-228485))

4.2	Form of Capital Securities Certificate of Air T Funding (filed herewith)

4.3	Form of Capital Securities Guarantee (filed herewith)

4.4	Form of Subscription Agreement (filed herewith)

4.5	Form of Indenture for the Debentures (filed herewith)

4.6	Form of Debenture (filed herewith)

4.7	Form of Common Securities Certificate of Air T, Inc. (filed herewith)

4.8	Form of Warrant (filed herewith)

4.9	Interim Trust Agreement (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

4.10	Form of Amended and Restated Trust Agreement (filed herewith)

4.11	Form of Warrant Agency Agreement (filed herewith)

4.12

Certificate of Interim Trust dated September 28, 2018 (incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

4.13	Form of Certificate of Trust of Air T Funding (filed herewith)

5.1	Opinion of Maslon LLP (to be filed by amendment)

5.2	Opinion of Bayard, P.A. (to be filed by amendment)

10.1

Aircraft Dry Lease and Services Agreement effective as of June 1, 2015 between Federal Express Corporation and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the quarterly period ended June 30, 2015 (Commission File No. 001-35476) (Certain information has been omitted from this exhibit pursuant to the request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.)

10.2

Premises and Facilities Lease dated November 16, 1995 between Global TransPark Foundation, Inc. and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.5 to Amendment No. 1 on Form 10-Q/A to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 1995 (Commission File No. 001-35476)

10.3

Second Amendment to Premises and Facilities Lease dated as of October 15, 2015 between Global TransPark Foundation, Inc. and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (Commission File No. 001-35476)

10.4

Lease Agreement dated as of December 17, 2013 between R.W.B.C., L.L.C. and Global Ground Support, LLC, incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (Commission File No. 001-35476)

10.5

Lease Agreement between Little Mountain Airport Associates, Inc. and Mountain Air Cargo, Inc., dated June 16, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the period ended June 30, 2006 (Commission File No. 001-35476)

10.6

Amendment to Lease Agreement between Little Mountain Airport Associates, Inc. and Mountain Air Cargo, Inc. dated May 27, 2014 incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (Commission File No. 001-35476)

10.7

Credit Agreement dated April 1, 2015 between Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc. Global Aviation Services, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8 K dated April 7, 2015 (Commission File No. 001-35476)

10.8

First Amendment dated as of July 15, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.9

Consolidated Second Amendment dated as of August 9, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (Commission File No. 001-35476)

10.10

Securities Purchase Agreement dated as of October 2, 2015 among Delphax Technologies, Inc., Delphax Technologies Canada Limited and Air T, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the period ended December 31, 2015 (Commission File No. 001-35476)

10.11

Securities Purchase Agreement dated as of July 1, 2016 among Sardar Biglari, Biglari Capital Corp., The Lion Fund II, L.P. and Air T, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 1, 2016 (Commission File No. 001-35476)

10.12

Asset Purchase Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC, Contrail Aviation Support, Inc. and Joseph Kuhn, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.13

Credit Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC and BMO Harris Bank N.A., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.14

Air T, Inc. 2005 Equity Incentive Plan, incorporated by reference to Annex C to the Company’s proxy statement on Schedule 14A for its annual meeting of stockholders on September 28, 2005, filed with the SEC on August 12, 2005 (Commission File No. 001-35476)

10.15

Form of Air T, Inc. Director Stock Option Agreement (2005 Equity Incentive Plan), incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10 K for the fiscal year ended March 31, 2006 (Commission File No. 001-35476)

10.16

Employment Agreement dated as of March 26, 2014 between the Company and Nicholas J. Swenson, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8 K dated March 26, 2014 (Commission File No. 001-35476)

10.17

Form of Air T, Inc. Term Note D in the principal amount of $1,680,000 to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.18

Form of Air T, Inc. Amended and Restated Term Note C in the principal amount of $1,000,000 to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.19

Form of Air T, Inc. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement, incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.20	Form of Guarantor Acknowledgment, incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.21

Second Loan Agreement between AirCo 1, LLC and Minnesota Bank & Trust dated February 22, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.22

Form of AirCo 1, LLC Airframe Acquisition Note in the principal amount of $5,000,000 to Minnesota Bank & Trust dated February 22, 2018, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.23

Form of AirCo, LLC Pledge Agreement dated February 22, 2018, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.24

Promissory Note and Business Loan Agreement executed as of March 7, 2018 between Contrail Aviation Support, LLC as Borrower, and Old National Bank as the Lender, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 8, 2018 (Commission File No. 001-35476)

10.25

Asset Purchase Agreement by and among Air T, Worthington Aviation Parts, Inc. and Churchill Industries, Inc. dated as of April 6, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated April 12, 2018 (Commission File No. 001-35476)

10.26

Employment Agreement between Air T, Inc. and Brett Reynolds dated May 7, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18816904)

10.27	Form of Warrant to Purchase Common Stock, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18816904)

10.28

Amendment No. 1 to Asset Purchase Agreement by and among Air T, Inc., Worthington Aviation, LLC, Worthington Aviation Parts, Inc., and Churchill Industries, Inc., dated as of April 27, 2018, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18818205)

10.29

Amendment No. 2 to Asset Purchase Agreement by and among Air T, Inc., Worthington Aviation, LLC, Worthington Aviation Parts, Inc., and Churchill Industries, Inc., dated as of May 2, 2018, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18818205)

10.30

Form of Loan Agreement between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers and Minnesota Bank & Trust, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.31

Form of Revolving Loan Note in the amount of $1,500,000 between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers and Minnesota Bank & Trust, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.32

Form of Term Loan Note in the principal amount of $3,400,000 between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.33	Form of Stratus Aero Partners, LLC Pledge Agreement, incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.34	Form of Air T, Inc. Guaranty, incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

21.1	List of subsidiaries of the Company, incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K dated June 29, 2018 (Commission File No. 001-35476)

23.1	Consent of BDO USA, LLP (filed herewith)

23.2	Consent of Redpath (filed herewith)

23.3	Consent of Maslon LLP (included in Exhibit 5.1, to be filed by amendment)

23.4	Consent of Bayard, P.A. (included in Exhibit 5.2, to be filed by amendment)

24.1	Power of Attorney (incorporated by reference to the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

25.1	Statement of Eligibility of Trustee (incorporated by reference to Exhibit 25.1 of the Company’s Amended Registration Statement on Form S-1/A dated January 22, 2019 (Registration Number 333-228485))

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        [intentionally omitted]

(5)        For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, North Carolina, on May 28, 2019.

AIR T, INC.

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Air T Funding certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, North Carolina, on May 28, 2019.

AIR T FUNDING

By:	AIR T, INC., as Depositor

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick Swenson	Chairman, President and Chief Executive	May 28, 2019
Nick Swenson	Officer and Director (Principal Executive Officer)

/s/ Seth Barkett	Chief Financial	May 28, 2019
Seth Barkett	Officer (Principal Financial and Accounting Officer) and Director

*		May 28, 2019
Raymond Cabillot	Director

William Foudray	Director

Gary Kohler	Director

*		May 28, 2019
Peter McClung	Director

*		May 28, 2019
Andrew Stumpf	Director

*		May 28, 2019
Travis Swenson	Director

*By: /s/ Nick Swenson
Nick Swenson, Attorney-in-fact